Exhibit 4.5
EXECUTION VERSION

SENIOR SECURED NOTES INDENTURE
Dated as of October 4, 2010
Among
ROADHOUSE FINANCING INC.
(TO BE MERGED WITH AND INTO LOGAN’S ROADHOUSE, INC.)
ROADHOUSE MERGER INC.
(TO BE MERGED WITH AND INTO LRI HOLDINGS, INC.)
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
10.75% SENIOR SECURED NOTES DUE 2017

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;13.02
(d)	7.06
314(a)	4.04;13.02; 13.05
(b)	10.06(c)
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.06(c)
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05;13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05(e);9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture. This Indenture is not qualified under the Trust Indenture Act and is not intended to incorporate any of the terms thereof, except as expressly provided.

-i-

-ii-

-iii-

Schedule 1	Mortgaged Properties

Appendix A	Provisions Relating to Initial Notes, Exchange Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit D	Form of Supplemental Indenture for Merger to be delivered by Logan’s Roadhouse, Inc., LRI Holdings, Inc. and the Subsidiary Guarantors on the Issue Date

-iv-

          INDENTURE, dated as of October 4, 2010, among Roadhouse Financing Inc., a Delaware corporation (“Finance Co”), Roadhouse Merger Inc., a Delaware corporation (“Merger Co”), Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”), and Wells Fargo Bank, National Association, a national banking association, as collateral agent (“Collateral Agent”).
W I T N E S S E T H
          WHEREAS, the Issuer has duly authorized the creation of and issue of $355,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2017 (the “Initial Notes”); and
          WHEREAS, the Issuer and Merger Co have duly authorized the execution and delivery of this Indenture.
          NOW, THEREFORE, the Issuer, Merger Co, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
          Section 1.01 Definitions.
          “Account Control Agreements” means each Deposit Account Control Agreement, Securities Account Control Agreement and Commodity Account Control Agreement (each as defined in the Security Agreement).
          “Acquired Indebtedness” means, with respect to any specified Person, Indebtedness (a) of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.
          “Additional Assets” means:
     (1) any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or a Restricted Subsidiary in a Similar Business;
     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary; or
     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.
          “Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.
          “Additional Notes” means additional Notes (other than the Original Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 (other than Notes issued or authenticated upon transfer, replacement or exchange of such Notes).
          “Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:
          (1) 1.0% of the principal amount of such Note; and
          (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on October 15, 2013 (each such redemption price being set forth in Section 3.07) plus (ii) all required interest payments due on such Note through October 15, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.
          “Asset Sale” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
(1) a disposition of assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Guarantor or by a Non-Guarantor Subsidiary to the Issuer or a Restricted Subsidiary; provided that in the case of a sale of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(2) the sale of Cash Equivalents in the ordinary course of business;
(3) a disposition of inventory or other damaged, obsolete or worn-out assets in the ordinary course of business;
(4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;
(5) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
(6) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Wholly Owned Subsidiary;
(7) for purposes of Section 4.10 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or its Restricted Subsidiaries) or a disposition subject to Section 4.07;
(8) dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $5.0 million, with unused amounts in any calendar year being carried over to the immediately succeeding year;
(9) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;
(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(11) the issuance by a Restricted Subsidiary of Preferred Stock that is permitted under Section 4.09;
(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;
(13) foreclosure or any similar action with respect to assets;
(14) any lease, sale, transfer or other disposition by the Issuer or any of the Restricted Subsidiaries of a restaurant of the Issuer or such Restricted Subsidiary so long as (i) such restaurant was acquired by the Issuer or such Restricted Subsidiary from a franchisee with the intent of reselling such restaurant (which intent is documented at the time of such acquisition) and (ii) such disposition occurs within twelve (12) months of the acquisition of such restaurant by the Issuer or such Restricted Subsidiary;

(15) any concurrent exchange or swap of assets, with an aggregate fair market value not to exceed $5.0 million in any calendar year, in exchange for goods and/or services (including in connection with any outsourcing arrangements) of comparable or greater value and useful to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;
(16) any licensing or sub-licensing of intellectual property in connection with any franchise arrangements in the ordinary course of business or consistent with past practice; and
(17) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
          “Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that (i) if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations” and (ii) obligations under lease arrangements entered into in connection with property that is the subject of a Sale/Leaseback Transaction shall not be considered Attributable Indebtedness to the extent such obligations would not appear as an obligation or liability on the balance sheet of the Issuer for purposes of GAAP.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.
          “Bank Lender” means the lenders or holders of Indebtedness under the Credit Agreement or any replacement thereof.
          “Bankruptcy Law” means Title 11, United States Code or any similar federal or state law for the relief of debtors.
          “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.
          “Board of Directors” means:
          (1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;
          (2) with respect to a partnership, the Board of Directors or other like governing body, as applicable, of the general partner of the partnership; and
          (3) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
          “Cash Equivalents” means:
          (1) U.S. dollars;
          (2) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;
          (3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;
          (4) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;
          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;
          (6) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and
          (7) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.
          “Change of Control” means:

          (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a direct or indirect parent entity, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities, whether as a result of the issuance of securities of the Issuer or any of its direct or indirect parent entities, any merger, consolidation, liquidation or dissolution of the Issuer or any of its direct or indirect parent entities, any direct or indirect transfer of securities by any Permitted Holder or otherwise; or
          (2) the Issuer merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Issuer and its Restricted Subsidiaries or Holdings taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than transactions with a Permitted Holder; or
          (3) during any period of two consecutive years (during which period the Issuer has been a party to this Indenture), individuals who at the beginning of such period were members of the Board of Directors of the Issuer (together with any new members thereof whose election by such Board of Directors or whose nomination for election by holders of Capital Stock of the Issuer was approved by one or more Permitted Holders or by a vote of a majority of the members of such Board of Directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or
          (4) the Issuer ceases to be a Wholly-Owned Subsidiary of Holdings (except in a transaction consummated in accordance with Section 5.01).
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Note Guarantees pursuant to the Collateral Documents.
          “Collateral Agent” means Wells Fargo Bank, National Association, acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.
          “Collateral Documents” means the Security Agreement, the Trademark Security Agreement, the Mortgages, other deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, supplemented or otherwise modified from time to time, including pursuant to a joinder agreement, and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.
          “Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Issuer or any Restricted Subsidiary designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Issuer and its Restricted Subsidiaries.

          “Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
          “Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:
          (1) if the Issuer or any Restricted Subsidiary:
          (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or
          (b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;
          (2) if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:
     (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and
     (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the

Issuer or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
          (3) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and
          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (1), (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) and evidenced by an Officers’ Certificate setting forth the basis of such calculations. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.
          “Consolidated EBITDA” means, for any period, the sum of (all determined on a consolidated basis for the Issuer and its Subsidiaries in accordance with GAAP for the most recently completed period) (a) net income (or net loss), plus (b) without duplication and in each case solely to the extent deducted in determining such net income (or net loss), the sum of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) extraordinary losses and charges, (v) non-recurring cash losses or charges up to $500,000 in any fiscal year, (vi) Sponsor management fees in an amount not to exceed $1.0 million per annum, (vii) non-cash stock based compensation expenses, (viii) other non-recurring, non-cash charges including write-downs, write-offs, losses attributable to the early extinguishment of debt or charges associated with restructurings, (ix) expenses (including termination payments) related to Interest Rate Agreements, (x) Preopening Costs associated with new restaurant store openings, not to exceed $300,000 in the aggregate per restaurant, (xi) impairment costs and other charges related to restaurant store closings, (xii) expenses associated with the Transaction, (xiii) expenses and adjustments related to purchase accounting and (xiv) non-cash rent expense, non-recurring fees and expenses related to any Sale/Leaseback Transactions and reasonable fees, expenses or charges during such period related to any Permitted Investment, Asset Sales, Indebtedness permitted to be Incurred or Equity Offering (including any fees and expenses (including legal fees and expenses) related to the filing of any Form S-1 registration statement of the Issuer with the Securities and Exchange Commission) (in each case, whether or not completed), minus, (c) without duplication and to the extent included in determining such net income (or net loss), the sum of (i) any extraordinary or non-cash gains, (ii) any gains (or plus losses) realized in connection with any disposition of property (other than any gains which represent the reversal of a reserve accrued for the payment of cash charges in any future period and any gains from sales of inventory in the ordinary course of business) and (iii) gains (including cash termination payments received) relating to Interest Rate Agreements minus (d) the amount of all cash payments made in such period to the extent that such payments relate to any reserve or similar non-cash charge incurred in a previous period that was added back in determining Consolidated EBITDA pursuant to the preceding subclause (b); provided that, Consolidated EBITDA for such period shall not include the cumulative effect of a change in accounting principles during such period.
          Notwithstanding the foregoing, clauses (a) and (b) relating to amounts attributable to a Restricted Subsidiary of a Person will be added to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (a) and (b) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:
          (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;
          (2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;
          (3) non-cash interest expense, but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations (or other derivative instruments pursuant to GAAP);
          (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

          (5) interest actually paid by the Issuer or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;
          (6) costs associated with Hedging Obligations (including amortization of fees) related to Indebtedness provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
          (7) the interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;
          (8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of the Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Issuer or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and
          (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.
          For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness”.
          For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Issuer. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.
          “Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:
          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:
          (a) the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

          (b) the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;
          (2) solely for the purpose of determining the amount available for Restricted Payments under clause (C)(i) of Section 4.07(a), any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which has not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:
          (a) subject to clauses (3) through (10) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and
          (b) the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;
          (3) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer;
          (4) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;
          (5) any extraordinary gain or loss;
          (6) the cumulative effect of a change in accounting principles;
          (7) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees;
          (8) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;
          (9) (i) the non-cash portion of “straight-line” rent expense shall be excluded, (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded, (iv) franchise development fees and cash received from landlords for tenant allowances shall be included and (v) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included (for the avoidance of doubt, the net effect of the adjustments in this clause (10) shall be to compute rent expense and rental income on a cash basis for purposes of determining Consolidated Net Income); and

          (10) any net income (loss) included in the consolidated statement of operations due to the application of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements.”
Any cash amounts dividended, distributed, loaned or otherwise transferred to Holdings by the Issuer or its Restricted Subsidiaries pursuant to Section 4.07(b)(10), without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, shall be deducted in calculating the Consolidated Net Income of the Issuer and its Restricted Subsidiaries.
          “Consolidated Net Tangible Assets” means Consolidated Total Assets after deducting, to the extent otherwise included therein, the amounts of (without duplication):
          (1) all current liabilities;
          (2) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; and
          (3) Investments in and assets of Unrestricted Subsidiaries.
          “Consolidated Total Assets” means as of any date of determination, the total amount of assets which would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or Holdings, as the case may be, who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election.
          “Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is located at 7000 Central Parkway, Suite 550, Atlanta, Georgia 30328.
          “Credit Agreement” means the Credit Agreement dated as of the Issue Date, by and among Roadhouse Financing Inc., as borrower, Roadhouse Merger, Inc. as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse AG as syndication agent, JPMorgan Chase Bank, N.A. and Credit Suisse AG, as co-documentation agent, and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as co-lead arranger and joint bookrunner, and the lenders and issuing banks party thereto from time to time (as supplemented by the Joinder dated as of the Issue Date, by and among Logan’s Roadhouse, Inc. and LRI Holdings, Inc.), and as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, provided that such additional Indebtedness is Incurred in accordance with Section 4.09); provided that a Credit Agreement shall not (1) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (2) relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness and the representative of such Indebtedness shall execute the Intercreditor Agreement or an amendment or supplement to the Intercreditor Agreement agreeing to the terms of the Intercreditor Agreement.
          “Credit Agreement Obligations” means Indebtedness outstanding under the Credit Agreement that is secured by a Permitted Lien described under clause (1) of the definition thereof, and all other Obligations (including Obligations not constituting Indebtedness) of the Issuer or any Guarantor under the Credit Agreement or any related agreement, including Hedging Obligations and cash management obligations with lenders and their affiliates (whether or not such affiliate continues thereafter to be an affiliate), so long as such Obligations under the Credit Agreement represent First Priority Lien Obligations.
          “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
          “Custodian” means the Trustee, in its capacity as custodian for the Global Notes, and any successor in that capacity.
          “Debt Facility” means, with respect to the Issuer or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.
          “Designated Sale/Leaseback Consideration” means the consideration received by the Issuer or a Subsidiary Guarantor in connection with a Sale/Leaseback Transaction that is designated as a Sale/Leaseback Transaction for purposes of Section 4.10 pursuant to an Officers’ Certificate (one Officer signing such Officers’ Certificate shall be the Chief Financial Officer) setting forth a brief description of the Sale/Leaseback Transaction and the calculation of the amount of Designated Sale/Leaseback Consideration.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
          (2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or
          (3) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable or exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Sections 4.10 and 4.14 and unless such repurchase or redemption complies with Section 4.07.
          “Equity Interests” means:
          (i) in the case of a corporation, corporate stock;
          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);
          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into capital stock) warrants or options exchangeable for or convertible into such capital stock; and
          (v) all warrants, options or other rights to acquire any of the interests described in clauses (i) through (iv) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (i) through (iv) above).

          “Equity Offering” means a public offering for cash by the Issuer or any of its direct or indirect parent entities to the extent contributed to the Issuer as equity (other than Disqualified Stock), as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common Stock to the extent an amount equal to the cash proceeds of such offering are contributed to the Issuer in the case of an offering by a parent entity, other than (x) public offerings with respect to the Issuer’s or any of its direct or indirect parent entities’, as the case may be, Common Stock, or options, warrants or rights, registered on Form S-4 or S-8 or (y) an issuance to any Subsidiary.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Notes” means Notes issued in a registered exchange offer pursuant to any Registration Rights Agreement, containing terms substantially identical to the Initial Notes and any Additional Notes (and any Notes issued in respect of the foregoing Notes upon transfer, replacement or exchange of Notes) (except that such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act and certain provisions relating to an increase in the stated rate of interest may be eliminated).
          “Excluded Assets” mean the “Excluded Property,” under and as defined in the Security Agreement.
          “Excluded Contributions” means the Cash Equivalents or other assets (valued at their fair market value by the Issuer’s Board of Directors in good faith) received by the Issuer after the Issue Date from:
          (1) contributions to its common equity capital, and
          (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case after the Issue Date and in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or promptly after the date such capital contribution is made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in Section 4.07(a)(C).
          “Finance Merger” means the merger on the Issue Date of Finance Co with and into Logan’s Roadhouse, Inc., with Logan’s Roadhouse, Inc. continuing as the surviving corporation.
          “First Priority Lien Obligations” means Obligations of the Issuer or any Subsidiary Guarantor under Debt Facilities permitted to be Incurred under Section 4.09(b)(1) that has priority relative to the Notes and the Note Guarantees with respect to the Collateral.
          “Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Restricted Subsidiary.
          “Foreign Subsidiary Holding Company” means any Subsidiary organized under the laws of the United States of America or any state or territory thereof or the District of Columbia, substantially all of the assets of which consist of equity of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP. For the avoidance of doubt, all calculations, ratios and computations with respect to leases contained in this Indenture will be computed in conformity with GAAP as in effect as of the Issue Date.
          “Global Notes Legend” means the legend set forth under that caption in Appendix A hereto.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposits in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor” means Holdings and each Restricted Subsidiary that provides a Note Guarantee on the Issue Date and any other Restricted Subsidiary that provides a Note Guarantee in accordance with this Indenture (including upon the execution and delivery of the Supplemental Indenture for Merger); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Guarantor.
          “Guarantor Pari Passu Indebtedness” means, with respect to any Guarantor, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) that ranks equally in right of payment to its Note Guarantee.
          “Guarantor Subordinated Obligation” means, with respect to any Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Holder” means a Person in whose name a Note is registered on the Registrar’s books.

          “Holdings” means Merger Co and, upon the execution and delivery of the Supplemental Indenture for Merger, LRI Holdings, Inc. and, if applicable, any successor to its obligations under this Indenture and its Note Guarantee pursuant to Article 5.
          “Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such letter of credit, bankers’ acceptance or other similar instrument relates to a trade payable and any such reimbursement obligation is satisfied within 30 days of Incurrence);
          (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
          (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;
          (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);
          (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such assets at such date of determination and (b) the amount of such Indebtedness of such other Persons;
          (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);
          (9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and
          (10) to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) contingent obligations, incurred in the ordinary course of business and not in respect of borrowed money; (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (iv) obligations arising after the Issue Date under sections 2.9, 5.2, 5.14 or 8.2 of the Merger Agreement.
          Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness,” provided that such money is held to secure the payment of such interest.
          In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
          (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
          (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and
          (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
          (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
          (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
          “Initial Notes” has the meaning set forth in the recitals hereto (and any Notes issued or authenticated upon transfer, replacement or exchange thereof) (other than Exchange Notes).

          “Initial Purchasers” means J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC.
          “Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the Issuer, the Guarantors, the Trustee, the Collateral Agent, on behalf of itself and the Holders and the Administrative Agent, on behalf of itself and the lenders under the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Interest Payment Date” means April 15 and October 15 each year to the Stated Maturity of the Notes.
          “Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
          “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
          (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;
          (2) endorsements of negotiable instruments and documents in the ordinary course of business; and
          (3) an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer.
          For purposes of Section 4.07,
          (1) “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer; and
          (3) if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Issuer in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook.
          “Issue Date” means October 4, 2010.
          “Issuer” means Finance Co and, upon the execution and delivery of the Supplemental Indenture for Merger, Logan’s Roadhouse, Inc. and, if applicable, any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.
          “Junior Lien Obligations” means any Indebtedness of the Issuer or any Guarantor which is or will be secured by a Lien on the Collateral on a basis that is junior to the Notes, the Exchange Notes and the Note Guarantees.
          “Lender Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a first-priority security interest in the Collateral (subject to Permitted Liens) and (iii) all cash management Obligations and Hedging Obligations Incurred with any Bank Lender or any of its affiliates.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Loan Documents” means, collectively, the Credit Agreement, this Indenture, the Intercreditor Agreement, the Registration Rights Agreement, the Collateral Documents and the other agreements contemplated thereby.
          “LRI Merger” means the merger on the Issue Date of Merger Co with and into LRI Holdings, Inc., with LRI Holdings, Inc. continuing as the surviving corporation.
          “Management Investor” means the officers, directors, employees and other members of the management of any direct or indirect parent entity, the Issuer or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or its direct or indirect parent entity.
          “Merger Agreement” means the Agreement and Plan of Merger entered into on August 27, 2010 among LRI Holdings, Inc., Roadhouse Holdings Inc., Roadhouse Merger Inc. and LRI Acquisition, LLC, as amended, supplemented or modified from time to time prior to the Issue Date, in accordance with its terms.
          “Merger Documents” means the Merger Agreement and the other agreements contemplated thereby.
          “Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.
          “Net Available Cash” from any Asset Sale (including an Asset Sale of Collateral) or Recovery Event means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:
          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;
          (2) all payments made on any Indebtedness that is secured with a higher priority than the Notes and the Note Guarantees by assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;
          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and
          (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale.
          “Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral.
          “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements); provided that the cash proceeds of an Equity Offering by a direct or indirect parent entity of the Issuer shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Issuer.
          “Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Collateral.
          “Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.
          “Non-Recourse Debt” means Indebtedness of a Person:
          (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);
          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
          (3) pursuant to which there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries, except that representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in securitization of receivables transactions shall not be considered recourse.
          “Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include Exchange Notes, any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.
          “Note Guarantee” means, individually, any Guarantee of payment of the Notes, Exchange Notes issued in a registered exchange offer pursuant to any Registration Rights Agreement and Additional Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto and, collectively, all such Note Guarantees. Each Note Guarantee shall be in the form prescribed in this Indenture.
          “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

          “Offering Memorandum” means the offering memorandum, dated September 27, 2010, relating to the sale of the Initial Notes.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President or the Secretary of the Issuer. Officer of any Guarantor has a correlative meaning.
          “Officers’ Certificate” means a certificate signed by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.
          “Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes without giving effect to collateral arrangements.
          “Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness that has a stated maturity date that is longer than the Notes and that is permitted to have Pari Passu Payment Lien Priority relative to the Notes with respect to the Collateral and is not secured by any other assets; provided that an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Collateral Documents in the form provided therein. For the avoidance of doubt, Pari Passu Lien Obligations shall not include First Priority Lien Obligations.
          “Pari Passu Payment Lien Priority” means, relative to specified Indebtedness and other obligations having equal Lien priority on the Notes and the Note Guarantees, as the case may be, on the Collateral.
          “Permitted Holders” means any of (a) the Sponsor or funds controlled or managed by the Sponsor (other than any portfolio companies of any of the foregoing) and (b) the Management Investors (but only with respect to their “beneficial ownership” (within the meaning of 13d-3 and 13d-5 under the Exchange Act) of up to 10% in the aggregate of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent entity, as the case may be) and (c) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Capital Stock of the Issuer or any direct or indirect parent entity or securities convertible into or exchangeable or exercisable for such Capital Stock. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with this Indenture) will thereafter constitute additional Permitted Holders.
          “Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:
          (1) the Issuer or a Restricted Subsidiary;

          (2) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
          (a) such Person becomes a Subsidiary Guarantor; or
          (b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary Guarantor, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
          (3) cash and Cash Equivalents;
          (4) receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
          (6) loans or advances to employees, officers or directors of the Issuer or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $2.0 million at any time outstanding;
          (7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:
          (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or
          (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
          (8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Sale;
          (9) Investments in existence on, or made pursuant to binding commitments existing on, the Issue Date and described in the Offering Memorandum or an Investment consisting of an extension, modification or renewal of any Investment existing on the Issue Date and described in the Offering Memorandum (other than reimbursements of Investments in the Issuer or any Subsidiary); provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

          (10) Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;
          (11) Guarantees issued in accordance with Section 4.09;
          (12) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;
          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) (except transactions described in clauses (2), (5), (8) and (16) of such paragraph);
          (14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
          (15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;
          (16) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and do not constitute a material portion of the assets of the entity so acquired; and
          (17) Investments by the Issuer or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (17), in an aggregate amount at the time of such Investment not to exceed $20.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value).
          “Permitted Liens” means, with respect to any Person:
          (1) Liens securing Indebtedness and related Obligations Incurred pursuant to clause (1) of Section 4.09(b); provided that any such Indebtedness may be First Priority Lien Obligations, Pari Passu Lien Obligations or Junior Lien Obligations; provided further that any such Liens granted by the Issuer or any Restricted Subsidiary pursuant to this clause (1) secure the Notes, the Exchange Notes and the Note Guarantees on at least a second-priority basis (other than Excluded Collateral);
          (2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;
          (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;
          (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
          (6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
          (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;
          (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;
          (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other obligations Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:
          (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and
          (b) such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
          (11) Customary Liens relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other accounts maintained with a depositary or custodial institution; provided that:

          (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
          (b) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;
          (12) Liens arising from financing statement filings under the Uniform Commercial Code as in effect in any applicable jurisdiction regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
          (13) Liens existing on the Issue Date (other than Liens permitted under clause (1));
          (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
          (15) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
          (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;
          (17) Liens securing the Notes and Note Guarantees issued on the Issue Date, including Note Guarantees issued upon execution and delivery of the Supplemental Indenture for Merger, and any Exchange Notes issued in exchange therefor and related Note Guarantees and any obligations owing to the Trustee or the Collateral Agent under this Indenture, the Collateral Documents or the Intercreditor Agreement;
          (18) Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and (18) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;
          (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;
          (20) Liens in favor of the Issuer or any Restricted Subsidiary;
          (21) Liens under industrial revenue, municipal or similar bonds;

          (22) Liens arising as a result of agreements to enter into a Sale/Leaseback Transaction and not securing Indebtedness; provided, that such Liens shall not extend beyond the property that is the subject of such Sale/Leaseback Transaction;
          (23) Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Indenture;
          (24) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Indenture;
          (25) Liens on Equity Interests in joint ventures securing obligations of such joint ventures;
          (26) Liens on proceeds of insurance policies securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unpaid insurance premiums;
          (27) Liens on the Collateral securing Pari Passu Indebtedness incurred to finance an acquisition permitted under this Indenture in a principal amount not to exceed $50.0 million in the aggregate, provided that (x) such Indebtedness is incurred pursuant to Section 4.09 and such Indebtedness has Pari Passu Payment Lien Priority pursuant to the Intercreditor Agreement and (y) the Consolidated Coverage Ratio of the Issuer and its Restricted Subsidiaries after giving pro forma effect to such acquisition would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such acquisition; and
          (28) Liens on the Collateral securing Pari Passu Indebtedness permitted to be Incurred under this Indenture, provided that such Indebtedness has Pari Passu Payment Lien Priority pursuant to the Intercreditor Agreement, in an aggregate principal amount outstanding at any one time not to exceed an amount equal to the greater of (x) $15.0 million and (y) 8.75% of Consolidated Net Tangible Assets.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.
          “Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.
          “Preopening Costs” means “start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff training and recruiting and travel costs for employees engaged in such start-up activities.
          “Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

          “Record Date” for the interest payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.
          “Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds.
          “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Issuer or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
          (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;
          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (a) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (b) without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, underwriting discounts and other costs and expenses Incurred in connection therewith);
          (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and
          (5) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Issuer or a Guarantor.
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          “Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Issuer, the Guarantors and the Initial Purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuer and the other parties thereto, as such agreements may be amended from time to time.
          “Restricted Investment” means any Investment other than a Permitted Investment.
          “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
          “Sale/Leaseback Transaction” means an arrangement relating to restaurant properties whether now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such restaurant to a Person (other than the Issuer or any of its Subsidiaries) and the Issuer or a Restricted Subsidiary leases it from such Person.
          “SEC” means the United States Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security Agreement” means that certain Security Agreement, dated as of October 4, 2010, by Finance Co and Merger Co in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, including pursuant to a joinder agreement.
          “Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Issuer.
          “Senior Unsecured Pari Passu Indebtedness” means:
          (1) with respect to the Issuer, any Indebtedness that ranks pari passu in right of payment to the Notes but is unsecured; and
          (2) with respect to any Guarantor, any Indebtedness that ranks pari passu in right of payment to such Guarantor’s Note Guarantee but is unsecured.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Sponsor” means Kelso & Company, L.P. and any of its Affiliates other than any portfolio companies.

          “Sponsor Management Agreement” means the Advisory Agreement dated as of the Issue Date between Kelso & Company, L.P. and Logan’s Roadhouse, Inc., as the same may be amended, modified or supplemented from time to time.
          “Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.
          “Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.
          “Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date and any other Restricted Subsidiary that provides a Note Guarantee in accordance with this Indenture (including upon the execution and delivery of the Supplemental Indenture for Merger); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.
          “Supplemental Indenture for Merger” means the Supplemental Indenture, dated as of the Issue Date, by and among Logan’s Roadhouse, Inc., LRI Holdings, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., the Trustee and the Collateral Agent, in the form set forth in Exhibit D hereto.
          “Trademark Security Agreement” means the Notice and Confirmation of Grant of Second Lien Security Interest in Trademarks, dated as of the Issue Date, by and between Logan’s Roadhouse, Inc. and the Collateral Agent.
          “Transactions” means the transactions described under “The Transactions” section of the Offering Memorandum.
          “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2013; provided, however, that if the period from the redemption date to October 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
          (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and
          (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
          (1) neither such Subsidiary nor any of its Subsidiaries owns any Capital Stock or Indebtedness of or has any Investment in, or owns or holds any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
          (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;
          (3) such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.07;
          (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;
          (5) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:
          (a) to subscribe for additional Capital Stock of such Person; or
          (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.
          Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.
          The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) on a pro forma basis taking into account such designation.
          “U.S. Government Securities” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depositary receipt.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.
          “Wholly Owned Subsidiary” of any Person means a Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or one or more other Wholly Owned Subsidiaries of such Person.
          Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11(a)
“After-Acquired Threshold Premises”	10.05
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A

Term	Defined in Section
“Asset Sale Offer”	4.10(1)(b)
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Purchase Date”	3.09(b)
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)
“Clearstream”	1.1(a) of Appendix A
“Collateral Acceptable Commitment”	4.10
“Collateral Second Commitment”	4.10
“Covenant Defeasance”	8.03
“Current Premises”	10.05
“Definitive Notes”	2.1(d) of Appendix A
“Definitive Notes Legend”	2.3(e) of Appendix A
“DTC”	2.03(b)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(1)(b)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Initial Investment”	4.10
“intercompany loan”	4.07(b)(13)
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“OID Notes Legend”	2.3(e) of Appendix A
“Pari Passu Notes”	4.10(4)
“Paying Agent”	2.03(a)
“payment default”	6.01(a)(5)(a)
“Premises”	10.05
“QIB”	1.1(a) of Appendix A
“Qualified After-Acquired Real Property”	10.03
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Reinstatement Date”	4.19
“Restricted Notes Legend”	2.3(e) of Appendix A
“Restricted Payments”	4.07(a)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Second Commitment”	4.10
“Sub-Threshold Properties”	10.05

Term	Defined in Section
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(c)
“Suspended Covenants”	4.19
          Section 1.03 Rules of Construction.
          Unless the context otherwise requires:
     (1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) provisions apply to successive events and transactions;
     (6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
     (7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
     (8) “including” means including without limitation;
     (9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and
     (11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.
          Section 1.04 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

          The following Trust Indenture Act term used in this Indenture has the following meaning:
          “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
          Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.
          (f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and only such Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder in the manner set forth in Section 13.02.
          (g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.
          (i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.
          (j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).
ARTICLE 2
THE NOTES
          Section 2.01 Form and Dating; Terms.
          (a) Provisions relating to the Initial Notes, Exchange Notes and Additional Notes and any other Notes issued are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          (b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.
          Additional Notes (and any Exchange Notes issued in exchange therefor) ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

          Section 2.02 Execution and Authentication.
          (a) At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          (b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          (c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall upon receipt of an Authentication Order, authenticate and deliver (i) any Additional Notes or (ii) Exchange Notes for issue in exchange for a like principal amount of Initial Notes or Additional Notes, in an aggregate principal amount specified in such Authentication Order for such Additional Notes (or Exchange Notes, as applicable) issued hereunder.
          (d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as a Paying Agent to deal with Holders or an Affiliate of the Issuer.
          Section 2.03 Registrar and Paying Agent.
          (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as a custodian with respect to the Global Notes.
          Section 2.04 Paying Agent to Hold Money in Trust.
          The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such

Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
          Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
          Section 2.06 Transfer and Exchange.
          (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.
          (b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
          (c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).
          (d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.
          (f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
          (h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
          (i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission in PDF format.
          Section 2.07 Replacement Notes.
          If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Issuer and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Notes.
          Section 2.08 Outstanding Notes.
          (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding for purposes of Section 3.07(b).
          (b) If a Note is replaced or paid pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

          (c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.
          (d) If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
          Section 2.09 Treasury Notes.
          In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
          Section 2.10 Temporary Notes.
          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
          Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or Paying Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
          Section 2.12 Defaulted Interest.
          (a) If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.
          (b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.
          Section 2.13 CUSIP and ISIN Numbers.
          The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.
ARTICLE 3
REDEMPTION
          Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least fifteen Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable. If any such redemption is subject to compliance with a condition provided for herein, such Officers’ Certificate shall certify that such condition has been complied with or, in the case of a redemption under Section 3.07(b), shall certify, if such is the case, any conditions to be complied with prior to the redemption date. If any such future conditions are not so complied with, the Issuer shall give the Trustee prompt notice of such non-compliance, after which the Trustee shall give notice to the Holders in the same manner as the related notice of redemption was given that such conditions have not been complied with and that the redemption shall not occur.

          Section 3.02 Selection of Notes to Be Redeemed or Purchased.
          (a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such similar method in accordance with the procedures of the Depositary in the case of Global Notes. In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.
          (b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in whole multiples of $1,000; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
          Section 3.03 Notice of Redemption.
          (a) Subject to Section 3.09, the Issuer shall mail by first-class, or cause to be mailed by first-class (or, in the case of Notes held in book-entry form, by electronic transmission), at the expense of the Issuer, notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07(b), notices of redemption may not be conditional.
          (b) The notice shall identify the Notes (including CUSIP number) to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided, that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;
     (3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed and, in case of a redemption under Section 3.07(b), any conditions to such redemption; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
          (c) At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least fifteen Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
          Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(b)). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
          Section 3.05 Deposit of Redemption or Purchase Price.
          (a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption or purchase date. The Paying Agent shall promptly pay to each Holder of Notes to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
          (b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

          Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.
          Section 3.07 Optional Redemption.
          (a) At any time prior to October 15, 2013, upon not less than 30 nor more than 60 days’ prior notice sent by electronic transmission (for Notes held in book entry form) or mailed by first-class mail to each Holder’s registered address, the Issuer may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Promptly after the determination thereof, the Issuer shall give the Trustee written notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.
          (b) Prior to October 15, 2013, the Issuer may, at its option, on any one or more occasions, redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 110.75% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that (1) at least 65% of the original principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (2) such redemption occurs within 60 days of the date of closing of each such Equity Offering.
          (c) Except pursuant to clause (a), (b) or (e) of this Section 3.07, the Notes shall not be redeemable at the Issuer’s option prior to October 15, 2013.
          (d) On and after October 15, 2013, the Issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice sent by electronic transmission (for Notes held in book entry form) or mailed by first-class mail to each Holder’s registered address pursuant to Section 3.03 at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed), plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2013	108.063%
2014	105.375%
2015	102.688%
2016 and thereafter	100.000%
          (e) At any time and from time to time during each of the 12-month periods commencing on October 15, in each of 2010, 2011 and 2012, the Issuer may redeem up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid and Additional Interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that notice of any such redemption must be mailed to each Holder of Notes being redeemed not less than 30 or more than 60 days prior to the redemption date and otherwise in accordance with the procedures set forth in Section 3.03 of this Indenture.
          (f) If the redemption date pursuant to this Section 3.07 is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer. Additional Interest, if any, shall be payable to Holders whose Notes are subject to redemption by the Issuer.
          (g) Any notice of redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
          (h) The Issuer or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
          Section 3.08 Mandatory Redemption.
          The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          Section 3.09 Offers to Repurchase by Application of Excess Proceeds.
          (a) In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Asset Sale Offer, the Issuer shall follow the procedures specified below.
          (b) The Asset Sale Offer shall commence no later than 15 Business Days after the date Excess Proceeds exceeding $20.0 million are required to be applied by the Issuer to make an Asset Sale Offer and will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer shall purchase the principal amount of Notes and Pari Passu Notes, required to be purchased pursuant to Section 4.10 (the “Asset Sale Offer Amount”), or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Notes, validly tendered in response to the Asset Sale Offer, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          (c) If the Asset Sale Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid on such Asset Sale Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
          (d) Upon the commencement of an Asset Sale Offer, the Issuer shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the procedures of the Depositary) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required, all holders of Pari Passu Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (1) that the offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the offer shall remain open;
     (2) the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;
     (3) that any Note not properly tendered or accepted for payment shall continue to accrue interest;
     (4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in a principal amount of $2,000 or in an integral multiple of $1,000 in excess thereof;
     (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;
     (7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a facsimile transmission, letter or other form of notification acceptable to the Issuer, the Paying Agent and, if applicable, the Depositary setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased; and

     (8) that, if the aggregate principal amount of Notes and Pari Passu Notes, surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes and such Pari Passu Notes shall be purchased on a pro rata basis based on the aggregate principal amount of the Notes or such Pari Passu Notes tendered and the selection of the Notes for purchase shall be made by the Trustee on a pro rata basis to the extent practicable, or to the extent that election on a pro rata basis is not practicable, by lot or another method in accordance with the procedures of the Depositary, although no Note having a principal amount of $2,000 shall be purchased in part.
          (e) On or before the Asset Sale Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Notes, or portions thereof validly tendered and not properly withdrawn pursuant to the offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in the case of the Notes in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase is not in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, then the portion of such Note so repurchased shall be reduced by the minimum amount such that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall deliver or cause to be delivered to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. In addition, the Issuer shall deliver all certificates and Notes required, if any, by the agreements governing the Pari Passu Notes.
          (f) The Paying Agent or the Issuer, as the case may be, shall promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to each tendering Holder or lender of Pari Passu Notes, an amount equal to the purchase price of the Notes or the Pari Passu Notes so validly tendered and not withdrawn by such Holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuer shall take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date.
          Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.
          (g) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such conflict.
ARTICLE 4
COVENANTS
          Section 4.01 Payment of Notes.
          (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Issuer or a Subsidiary, holds as of 11:00 a.m. (New York City time), on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal of, premium, if any, and interest then due.
          (b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
          Section 4.02 Maintenance of Office or Agency.
          The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuer hereby designates the office of the Trustee in Minneapolis, Minnesota, as one such office or agency of the Issuer in accordance with Section 2.03, with an address (as of the date of this Indenture) at Wells Fargo Bank, N.A., Corporate Trust Operations, N9301-121, 608 2nd Avenue S, 12th floor, Minneapolis, MN 55402.
          Section 4.03 Reports and Other Information.
          (a) Notwithstanding that the Issuer may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Issuer will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Issuer is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Issuer were so subject. The Issuer will also, within 15 days after the date on which the Issuer was so required to file or would be so required to file if the Issuer were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a website which may be non public and may be maintained by the Issuer or a third party, provided, however, that the Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor)) copies of any such information, documents and reports (without exhibits) so required or would be so required to be filed.
          (b) Within two Business Days of transmitting such reports, information and documents to the Holders and the Trustee pursuant Section 4.03(a), the Issuer shall also post copies of such reports, information and documents required by Section 4.03(a) on a website (which may be nonpublic and may be maintained by the Issuer or a third party, including the SEC) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer. The Issuer shall hold quarterly conference calls that are publicly accessible after the Issuer’s financial statements for the prior fiscal period have been made available in accordance with Section 4.03(a), provided that such conference calls shall be held no later than five Business Days after the date that such financial statements are made available. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence, the Issuer shall issue a press release to the appropriate U.S. wire services announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain information on how to access such conference call. Notwithstanding any provision in this Indenture to the contrary, the failure to comply with the requirements of this Section 4.03(b) with respect to any fiscal period will not constitute a Default or an Event of Default unless such failure continues for a period of 90 days after the date when the report for such fiscal period was required to be made available in accordance with Section 4.03(a).
          (c) The Issuer and the Guarantors will make available to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
          (d) The Issuer will be deemed to have satisfied the requirements of Section 4.03(a) if Holdings files and provides reports, information and documents of the types otherwise so required, in each case within the applicable time periods, and the Issuer is not required to file such reports, information and documents separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holdings; provided that such financial statements are accompanied by consolidating financial information for Holdings, the Issuer, the Subsidiary Guarantors and the Subsidiaries of the Issuer that are not Guarantors in the manner prescribed by the SEC to the extent such financial information would be required by the SEC. The Issuer will be deemed to have satisfied the requirements of Section 4.03(b) if Holdings complies with such requirements with respect to its reports, information and documents.
          (e) The Issuer shall comply with the provisions of Trust Indenture Act Section 314(a).

          (f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          Section 4.04 Compliance Certificate.
          (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and the Guarantor are taking or propose to take with respect thereto).
          (b) The Issuer shall promptly (which shall be no more than 30 days following the date on which the Issuer becomes aware of any event which would constitute a Default) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto.
          Section 4.05 [Intentionally Omitted].
          Section 4.06 Stay, Extension and Usury Laws.
          The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.07 Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:
     (1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation, other than the Merger, involving the Issuer or any of its Restricted Subsidiaries) other than:

     (a) dividends or distributions payable solely in Capital Stock of the Issuer (other than Disqualified Stock); and
     (b) dividends or distributions by a Restricted Subsidiary payable to the Issuer or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);
     (2) purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Capital Stock of the Issuer or any direct or indirect parent entity held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));
     (3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Lien Obligations, Senior Unsecured Pari Passu Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations, other than:
     (a) Indebtedness of the Issuer owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Issuer or any other Subsidiary Guarantor permitted under Section 4.09(b)(5); or
     (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Junior Lien Obligations, Senior Unsecured Pari Passu Indebtedness, Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (4) make any Restricted Investment;
(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”);
provided, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, members of management or consultants of the Issuer, any Restricted Subsidiary or any direct or indirect parent entity in connection with a repurchase of Capital Stock of the Issuer or any such direct or indirect parent entity will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;
unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default shall have occurred and be continuing (or would result therefrom);
     (B) immediately after giving effect to such transaction on a pro forma basis, the Issuer is able to Incur $1.00 of additional Indebtedness under Section 4.09(a); and

     (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (7), (8), (9), (10), (11), (13), (14), (15), (16) and (17) of Section 4.07(b)) would not exceed the sum of (without duplication):
          (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from August 2, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);
          (ii) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of marketable securities or other property received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:
(x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);
(y) Net Cash Proceeds received by the Issuer from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with Section 3.07(b); and
(z) Excluded Contributions;
          (iii) the amount by which Indebtedness of the Issuer or its Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair market value of any other property, distributed by the Issuer upon such conversion or exchange); and
          (iv) the amount equal to the net reduction in Restricted Investments made by the Issuer or any of its Restricted Subsidiaries in any Person resulting from:
(x) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to any purchaser other than the Issuer or any of its Subsidiaries, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary (other than for reimbursement of tax payments); or
(y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Issuer or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary;
which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.
     (b) Section 4.07(a) shall not prohibit:
     (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Junior Lien Obligations, Senior Unsecured Pari Passu Indebtedness or Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer or any direct or indirect parent entity or contributions to equity capital of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (C)(ii) of the preceding paragraph;
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement (A) of Junior Lien Obligations, Senior Unsecured Pari Passu Indebtedness or Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or (B) of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations or (C) of Junior Lien Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of Junior Lien Obligations of the Issuer or Senior Unsecured Pari Passu Indebtedness of the Issuer or (D) of Junior Lien Obligations of a Subsidiary Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Junior Lien Obligations or Senior Unsecured Pari Passu Indebtedness of the Issuer or such Subsidiary Guarantor or Guarantor Subordinated Obligations of such Subsidiary Guarantor or (E) of Senior Unsecured Pari Passu Indebtedness of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of Senior Unsecured Pari Passu Indebtedness of the Issuer or (F) of Senior Unsecured Pari Passu Indebtedness of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of Senior Unsecured Pari Passu Indebtedness of the Issuer or such Subsidiary Guarantor or Guarantor Subordinated Obligations of such Subsidiary Guarantor that, in each case, is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness;

     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.09 and constitutes Refinancing Indebtedness;
     (4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Lien Obligations, Senior Unsecured Pari Passu Indebtedness or Subordinated Obligation of the Issuer (a) at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to Section 4.14 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in Section 4.14 or Section 4.10, respectively, with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;
     (5) any purchase or redemption of Junior Lien Obligations, Senior Unsecured Pari Passu Indebtedness or Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 4.10;
     (6) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;
     (7) the purchase, redemption or other acquisition, cancellation or retirement for value (or dividends or distributions in connection therewith) of Capital Stock or equity appreciation rights of the Issuer or Holdings or any direct or indirect parent entity held by any existing or former employees, members of management or consultants of the Issuer or Holdings or any Subsidiary of the Issuer or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees, members of management or consultants approved by the Board of Directors; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Issuer and its Restricted Subsidiaries; and provided further that such redemptions or repurchases pursuant to this clause will not exceed $3.0 million in the aggregate during any calendar year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year), although such amount in any calendar year may be increased by an amount not to exceed:
     (a) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Capital Stock of Holdings, in each case to existing or former employees, members of management or consultants of the Issuer, any of its Subsidiaries or Holdings or any direct or indirect parent entity that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from clause (C)(ii) of the preceding paragraph); plus
     (b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less
     (c) the amount of any Restricted Payments previously made with the Net Cash Proceeds described in the clauses (a) and (b) of this clause (7);

     (8) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Subsidiary Guarantor issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense;”
     (9) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;
     (10) the declaration and payment of cash dividends, distributions, loans, advances or other transfers by the Issuer to any direct or indirect parent entity in amounts required for such parent entity to pay, in each case without duplication:
     (a) foreign, federal, state and local taxes, to the extent such taxes are attributable to the income or business of the Issuer or any of its Restricted Subsidiaries and, to the extent of the amount actually received from the Issuer’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income or business of such Unrestricted Subsidiaries; provided that the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and Unrestricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;
     (b) fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of such direct or indirect parent entity, if applicable, and general corporate overhead expenses of such direct or indirect parent entity in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries (provided, that for so long as such direct or indirect parent entity owns no assets other than the Capital Stock in the Issuer or another direct or indirect parent entity, such fees and expenses shall be deemed for purposes of this clause (10) to be so attributable to such ownership or operation); and
     (c) in amounts required for any direct or indirect parent entity to pay fees and expenses, other than to Affiliates of the Issuer, related to (i) the maintenance by such parent entity of its corporate or other entity existence and performance of its obligations under this Indenture and the Registration Rights Agreement and similar obligations under the Debt Facility to the extent such obligations are permitted under Section 4.17 and (ii) any unsuccessful equity or debt offering of such direct or indirect parent entity (the proceeds of which were to be contributed to the Issuer);
     (11) the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);
     (12) the declaration and payment of dividends on the Issuer’s Common Stock (or dividends, distributions or advances to any direct or indirect parent entity to allow such direct or indirect parent entity to pay dividends on its Common Stock) following the first Equity Offering of the Issuer’s Common Stock in a registered public offering (or of such direct or indirect parent entity’s

Common Stock in a registered public offering, as the case may be) after the Issue Date, of in the case of the first Equity Offering of the Issuer’s Common Stock to the public, up to 6% per annum of the Net Cash Proceeds received by the Issuer in such Equity Offering or in the case of the first Equity Offering of such direct or indirect parent entity’s Common Stock to the public, up to 6% per annum of the amount contributed by such direct or indirect parent entity to the Issuer from the Net Cash Proceeds received by such direct or indirect parent entity in such public offering, in each case, other than public offerings of the Issuer’s or such direct or indirect parent entity’s Common Stock registered on Form S-4 or S-8;
     (13) any payments made in connection with the Transactions pursuant to the Merger Agreement and any other agreements or documents related to the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the Offering Memorandum, including any payments or other transfers to Holdings that are applied (by Holdings or otherwise) to reduce the intercompany loan owed by Holdings to the Issuer with respect to the proceeds of the Notes (the “Intercompany Loan”);
     (14) Investments that are made in an aggregate amount not to exceed the amount of Excluded Contributions;
     (15) Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
     (16) Restricted Payments by the Issuer to any direct or indirect parent entity to finance any Investment permitted to be made pursuant to this Section 4.07; provided that (i) such Restricted Payment shall be made concurrently with the closing of such Investment (and no earlier than one (1) Business Day prior to the closing of such Investment) and (ii) such direct or indirect parent entity shall, immediately following the closing thereof, cause (a) all property acquired (whether assets or Capital Stock) to be contributed to the Issuer or a Restricted Subsidiary or (b) the merger, amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted pursuant to Article 5 of the person formed or acquired into the Issuer or a Restricted Subsidiary in order to consummate such acquisition or Investment; and
     (17) other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (17) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed $20.0 million;
provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (8), (11), (12) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.
          (c) Notwithstanding anything to the contrary in the foregoing, Restricted Investments of assets and property constituting Collateral (other than cash and Cash Equivalents) made pursuant to Section 4.07(a) may only be made in Subsidiary Guarantors.
          (d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Issuer acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Issuer to exceed $5.0 million. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.
          (e) As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.
          Section 4.08 Limitation on Restrictions on Distribution From Restricted Subsidiaries.
          (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
     (2) make any loans or advances to the Issuer or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or
     (3) sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).
          (b) Section 4.08(a) shall not prohibit encumbrances or restrictions existing under or by reason of:

     (a) contractual encumbrances or restrictions pursuant to the Credit Agreement, the Collateral Documents, the Intercreditor Agreement and related documentation and other agreements in effect at or entered into on the Issue Date;
     (b) this Indenture, the Notes, the Exchange Notes and the Note Guarantees and any related documentation in effect or entered into in connection therewith;
     (c) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);
     (d) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (a), (b), (c), (f) or this clause (d) of this Section 4.08(b); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, taken as a whole, no more restrictive than the encumbrances and restrictions contained in the agreements referred to in clauses (a), (b), (c) or (f) of this Section 4.08(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;
     (e) in the case of Section 4.08(a)(3), Liens permitted to be Incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness and customary restrictions and conditions contained in the documents relating to any such Lien;
     (f) purchase money obligations, Sale/Leaseback Transactions and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 4.08(a)(3) on the property so acquired;
     (g) contracts for the sale of assets, including any restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale of all or a portion of the Capital Stock or assets of such Subsidiary;
     (h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (i) any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;
     (j) any customary provisions in leases, subleases or licenses and other agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

     (k) applicable law or any applicable rule, regulation or order; and
     (l) (x) other Indebtedness Incurred or Preferred Stock issued by the Issuer or a Subsidiary Guarantor in accordance with Section 4.09 that are, in the good faith judgment of the Board of Directors of the Issuer, not materially more restrictive, taken as a whole, than those applicable to the Issuer in this Indenture or the Credit Agreement on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Issuer at a Restricted Subsidiary level), or (y) other Indebtedness Incurred or Preferred Stock issued by a Non-Guarantor Subsidiary, in each case permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that with respect to clause (y), such encumbrances or restrictions will not materially affect the Issuer’s ability to make anticipated principal and interest payments on the Notes (as determined in good faith by the Board of Directors of the Issuer).
          Section 4.09 Limitation on Indebtedness.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries is at least 2.00 to 1.00.
          (b) Section 4.09(a) shall not prohibit the Incurrence of the following Indebtedness:
     (1) Indebtedness of the Issuer or any Subsidiary Guarantor Incurred under a Debt Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 20.00% of Consolidated Net Tangible Assets, less the aggregate principal amount of all principal repayments with the proceeds from Asset Sales made pursuant to clause (b) of the second paragraph of Section 4.10(1) or Section 4.10(2)(d)(A);
     (2) Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes) and any Exchange Notes (including any Note Guarantee);
     (3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (7), (9), (10) and (11) of Section 4.09(b));
     (4) Guarantees by (a) the Issuer or a Subsidiary Guarantor of Indebtedness permitted to be Incurred by the Issuer or a Subsidiary Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (b) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;
     (5) Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any other Restricted Subsidiary; provided, however,

     (a) if the Issuer is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to all obligations with respect to the Notes;
     (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Guarantor; and
     (c) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer or any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Subsidiary not permitted by this clause (5);
     (6) Indebtedness of any Person Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either
     (a) the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6); or
     (b) the Consolidated Coverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or higher than such ratio immediately prior to such acquisition or merger;
     (7) Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);
     (8) Indebtedness (including Capitalized Lease Obligations) of the Issuer or a Restricted Subsidiary Incurred to finance the purchase, lease, construction, design, installation, remodeling or improvement of any property, plant or equipment used or to be used in the business of the Issuer or such Restricted Subsidiary, whether through the direct purchase of such property, plant or equipment or the purchase of Capital Stock of any Person owning such property, plant or equipment, and any Indebtedness of the Issuer or a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (8), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed the greater of (x) $10.0 million and (y) 5.75% of Consolidated Net Tangible Assets in the aggregate together with all other Indebtedness issued and outstanding under this clause (8);
     (9) Indebtedness Incurred by the Issuer or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;
     (10) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Issuer or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, provided that
     (a) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition; and
     (b) such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (10);
     (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;
     (12) the Incurrence or issuance by the Issuer or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund or refinance any Indebtedness Incurred as permitted under Section 4.09(a) and Sections 4.09(b)(2), (3), (6) and (12) or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Issuer, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith prior to its respective maturity;
     (13) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending or other funds made available by food, beverage and packaging suppliers in connection with incentive arrangements;
     (14) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $10.0 million at any one time outstanding;
     (15) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
     (16) Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent entity, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Issuer or any of their direct or indirect parent to the extent permitted by clause (7) of Section 4.07(b);
     (17) Indebtedness representing (i) deferred compensation to employees of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business or (ii) obligations of the Issuer or any Restricted Subsidiary under deferred compensation or other similar arrangements Incurred by such Person in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture; and
     (18) other Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (18) and then outstanding, will not exceed the greater of (x) $30.0 million and (y) 17.25% of Consolidated Net Tangible Assets at any time outstanding.
          (c) The Issuer will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuer unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Note Guarantee to at least the same extent as such refinanced Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Issuer or a Subsidiary Guarantor.
          (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:
     (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b), the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with Section 4.09(b) and only be required to include the amount and type of such Indebtedness in one of such clauses under Section 4.09(b); provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed Incurred under Section 4.09(b)(1) and not Section 4.09(a) or Section 4.09(b)(3) and may not later be reclassified;
     (2) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
     (3) if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to Section 4.09(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;
     (4) the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
     (5) Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;
     (6) the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and
     (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
          (e) Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
          (f) In addition, the Issuer will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09 the Issuer shall be in Default of this Section 4.09).
          Section 4.10 Limitation on Sales of Assets and Subsidiary Stock.
     (1) The Issuer shall not, and shall not permit any of its Subsidiary Guarantors to make any Asset Sale of Collateral unless:
     (a) the Issuer or such Subsidiary Guarantor, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale;
     (b) in the case of Asset Sales involving consideration in excess of $5.0 million, the fair market value is determined in good faith by the Board of Directors (including as to the value of all non-cash consideration);

     (c) at least 75% of the consideration from such Asset Sale received by the Issuer or such Subsidiary Guarantor, as the case may be, is in the form of cash or Cash Equivalents; and
     (d) the remaining consideration (other than Excluded Assets) from such Asset Sale that is not in the form of cash or Cash Equivalents is substantially simultaneously with its acquisition pledged under the Collateral Documents, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of.
          Subject to the terms of the Intercreditor Agreement and any Credit Agreement Obligation, an amount equal to 100% of the Net Available Cash from any Asset Sales of Collateral or Recovery Event shall, within 365 days from the later of (i) the date of such Asset Sale or Recovery Event and (ii) the date of receipt of such Net Available Cash, at the Issuer’s election, (a) be used by the Issuer or a Subsidiary Guarantor to invest in Additional Assets (which may include performance of a restoration of the affected Collateral in the event of a Recovery Event), which Additional Assets are substantially simultaneously with their acquisition pledged under the Collateral Documents (or, in the case of real property, mortgaged as and when required by Section 10.05), with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of, (b) be used to permanently prepay or permanently repay any Indebtedness constituting Credit Agreement Obligations or other First Priority Lien Obligations or (c) be applied toward an Asset Sale Offer as Excess Proceeds (as defined and as provided below); provided, however, that if the Issuer or any Subsidiary Guarantor completes an Asset Sale of Collateral (other than any Current Premises) constituting a Sale/Leaseback Transaction within 270 days from initiating the investment in the property subject to such Sale/Leaseback Transaction (the total amount of such investment in such property during such 270 day period shall be referred to as the “Initial Investment”), the Issuer shall only be required to, within 365 days of such Sale/Leaseback Transaction, apply an amount of Designated Sale/Leaseback Consideration received from such Sale/Leaseback Transaction equal to (A) the Net Available Cash from such Sale/Leaseback Transaction minus (B) an amount equal to the Initial Investment in accordance with clauses (a), (b) or (c) above.
          In the case of any application of Net Available Cash or Designated Sale/Leaseback Consideration pursuant to clause (a) of the preceding paragraph, a binding commitment shall be treated as a permitted application of the Net Available Cash or Designated Sale/Leaseback Consideration, as the case may be, from the date of such commitment so long as the Issuer or the applicable Subsidiary Guarantor enters into such commitment (a “Collateral Acceptable Commitment”) with the good faith expectation that such Net Available Cash or Designated Sale/Leaseback Consideration, as the case may be, will be applied to satisfy such commitment within 180 days of such commitment and, in the event any Collateral Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash or Designated Sale/Leaseback Consideration, as the case may be, is applied in connection therewith, the Issuer or such Subsidiary Guarantor enters into another Collateral Acceptable Commitment (a “Collateral Second Commitment”) within 90 days of such cancellation or termination and with the good faith expectation that such Net Available Cash or Designated Sale/Leaseback Consideration, as the case may be, will be applied within 180 days of such Collateral Second Commitment, it being understood that if a Collateral Second Commitment is later cancelled or terminated for any reason before such Net Available Cash or Designated Sale/Leaseback Consideration, as the case may be, is applied, then such Net Available Cash or Designated Sale/Leaseback Consideration, as the case may be, shall constitute (and be applied as) Excess Proceeds.

          Pending the final application of any such Net Available Cash in accordance with this Section 4.10(1), the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture, the Collateral Documents or any Credit Agreement Obligation.
     (2) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale of assets or property not constituting Collateral unless:
     (a) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Sale), of the shares and assets subject to such Asset Sale;
     (b) in the case of Asset Sales involving consideration in excess of $5.0 million, the fair market value is determined in good faith by the Board of Directors (including as to the value of all non-cash consideration);
     (c) at least 75% of the consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
     (d) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Issuer or such Restricted Subsidiary, as the case may be, within 365 days from the later of the date of such Asset Sale and the receipt of such Net Available Cash, as follows:
     (A) to permanently reduce (and permanently reduce commitments with respect thereto) Credit Agreement Obligations or other First Priority Lien Obligations;
     (B) to permanently reduce obligations under other Indebtedness of the Issuer (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably reduce obligations under the Notes as provided under Section 3.07 through open market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;
     (C) to invest in Additional Assets; provided that, to the extent such Additional Assets are of the type that would constitute Collateral under the Collateral Documents, such Additional Assets are concurrently added to the Collateral securing the Notes and the Note Guarantees in the manner and to the extent required in this Indenture or any of the Collateral Documents;

     (D) applied as Excess Proceeds to make an Asset Sale Offer (as defined and as provided below); or
     (E) any combination of the foregoing.
          In the case of clause (C), a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 90 days of such cancellation or termination and with the good faith expectation that such Net Available Cash will be applied within 180 days of such Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.
          Pending the final application of any such Net Available Cash in accordance with clause (A), (B), (C), (D) or (E) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture, the Collateral Documents or any Credit Agreement Obligation.
     (3) For the purposes of clauses (1)(c) and (2)(c) above and for no other purpose, the following will be deemed to be cash:
     (a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Issuer and all Restricted Subsidiaries have been validly released;
     (b) any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and
     (c) Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding not to exceed an amount equal to the greater of (x) $5.0 million and (y) 3.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent change in value).
     (4) Any Net Available Cash from Asset Sales (including Asset Sales of Collateral) or Recovery Events that is not applied or invested as provided in the preceding subsections (1) and (2) of this Section 4.10 or in accordance with the Collateral Documents will be deemed to constitute “Excess Proceeds.” On or before the 366th day after an Asset Sale or Recovery Event, as may be extended as described above, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer (“Asset Sale Offer”) in accordance with the procedures set forth in Section 3.09 to all Holders of Notes and to the extent required by the terms of other Pari Passu Lien Obligations, to all holders of other Pari Passu Lien Obligations outstanding with similar provisions requiring the Issuer to make an offer to purchase such Pari Passu Lien Obligations with the proceeds from any Asset Sale or Recovery Event (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in denominations of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          Section 4.11 Transactions with Affiliates.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate consideration in excess of $1.0 million unless:
     (1) the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and
     (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, either, in the Issuer’s sole discretion, the Issuer has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate or such transaction has been approved by a majority of members of such Board of Directors having no personal stake in such transaction.
          (b) The preceding paragraph will not apply to:
     (1) any transaction between the Issuer and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries and any Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.09;

     (2) any Restricted Payment permitted to be made pursuant Section 4.07 and the definition of “Permitted Investments” (other than pursuant to clauses (2), (16) and (17) thereof);
     (3) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, stock options, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers, directors and employees approved by the Board of Directors of the Issuer or any direct or indirect parent entity or of any Restricted Subsidiary, as applicable;
     (4) the payment or reimbursement of reasonable and customary fees and expenses paid to and indemnity provided on behalf of, officers, directors or employees of the Issuer or any Restricted Subsidiary or any direct or indirect parent entity;
     (5) loans or advances (or the cancellation thereof) to employees, officers or directors of the Issuer or any Restricted Subsidiary in the ordinary course of business, in an aggregate principal amount outstanding at any time not in excess of $2.0 million;
     (6) any agreement as in effect as of the Issue Date, as such agreement may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Issuer when taken as a whole than the terms of such agreement in effect on the Issue Date;
     (7) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided, that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Issuer when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger);
     (8) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Issuer, such transactions are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;
     (9) any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith;
     (10) payments by the Issuer or any Subsidiary Guarantor to the Sponsor or any of its Affiliates for any investment banking, financing, investment, underwriting, placement agent, financial advisory or similar services, including without limitation in connection with acquisitions or divestitures, which payments are approved by a majority of disinterested members of the Board of Directors;

     (11) the payment of management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Issuer when taken as a whole as compared to the Sponsor Management Agreement as in effect on the Issue Date);
     (12) the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Issuer when taken as a whole as compared to the such transaction, agreement or arrangement as in effect on the Issue Date;
     (13) the execution of the Transactions, and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Offering Memorandum;
     (14) the entering into of any tax sharing agreement or arrangement that complies with Section 4.07;
     (15) pledges of Capital Stock of Unrestricted Subsidiaries;
     (16) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and
     (17) any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and otherwise permitted by this Indenture.
          Section 4.12 Limitation on Liens; Negative Pledge.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom. In addition, if the Issuer or any Guarantor, directly or indirectly, shall create, incur or suffer to exist any Lien securing Credit Agreement Obligations or other First Priority Lien Obligations, the Issuer or such Guarantor, as the case may be, must concurrently grant at least a second-priority Lien, subject to Permitted Liens, upon such property as security for the Notes and the Note Guarantees.

          (b) The Issuer and its Restricted Subsidiaries shall not further pledge the Collateral as security or otherwise, subject to Permitted Liens. The Issuer, however, subject to compliance by it with Section 4.09, may issue an unlimited aggregate principal amount of Additional Notes having identical terms and conditions as the Notes, all of which may be secured by the Collateral (subject, in each case, to the limitations of clause (a) of this Section 4.12).
          Section 4.13 [Intentionally Omitted].
          Section 4.14 Offer to Repurchase Upon Change of Control.
          (a) If a Change of Control occurs, unless the Issuer exercises or has exercised its right to redeem all of the Notes pursuant to Section 3.07, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or larger integral multiples of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, unless the Issuer exercises or has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Issuer will mail or send electronically a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:
     (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);
     (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent electronically) (the “Change of Control Payment Date”); and
     (3) the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.
     The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.
          (b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
          (c) The Paying Agent will promptly transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or larger integral multiples of $1,000 in excess thereof.
          (d) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.
          (e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer (it being understood that such third party may make a Change of Control Offer that is conditioned upon and prior to the occurrence of a Change of Control pursuant to this Section 4.14(e)).
          A Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (f) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.
          (g) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Section 3.02, 3.05 and 3.06.
          Section 4.15 Additional Guarantees.
          (a) The Issuer shall cause Logan’s Roadhouse of Texas, Inc. and Logan’s Roadhouse of Kansas, Inc., substantially contemporaneously with the consummation of the LRI Merger and the Finance Merger, to execute and deliver to the Trustee the Supplemental Indenture for Merger, the form of which is attached as Exhibit D hereto, pursuant to which Logan’s Roadhouse of Texas, Inc. and Logan’s Roadhouse of Kansas, Inc. will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior secured basis (and as provided in the Collateral Documents) and all other obligations under this Indenture.

          (b) The Issuer shall cause each Restricted Subsidiary that becomes a borrower under or that Guarantees, on the Issue Date or at any time thereafter, Indebtedness under the Credit Agreement or that Guarantees any other Indebtedness of the Issuer or any Subsidiary Guarantor to:
     (1) execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes on a senior secured basis and all other obligations under this Indenture; and
     (2) deliver to the Trustee an Officers’ Certificate to the effect that:
     (A) such Guarantee has been duly executed and authorized; and
     (B) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.
          (c) Each Person that becomes a Guarantor on or after the Issue Date shall also become a party to the Registration Rights Agreement, the applicable Collateral Documents and the Intercreditor Agreement and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral) and certificates and opinions of counsel (to the extent, and substantially in the form delivered, with respect to the Current Premises (but no greater scope)) as may be necessary to vest in the Collateral Agent a perfected second-priority security interest (subject to Permitted Liens), in properties and assets that constitute Collateral as security for the Notes or the Note Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such second-priority security interest in any such property or asset requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent.
          Section 4.16 Limitation on Lines of Business.
     The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Similar Business.
          Section 4.17 Limitation on Activities of Holdings.
     Holdings shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than (a) its direct ownership of all of the Equity Interests in, and its management of, the Issuer, (b) the Transactions and the other transactions contemplated by the Merger Documents, including with respect to the Intercompany Loan (c) performance of its obligations under the Loan Documents and other activities to the extent permitted by and in compliance with the Loan Documents, (d) the provision of administrative, legal, accounting, tax and management services to, or on behalf of, any of its Subsidiaries, (e) the entry into, and exercise of rights and performance of obligations in respect of (A) any other agreement to which it is a party on the Issue Date and described in the Offering Memorandum; in each case as amended, supplemented waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof in accordance with such Loan Documents, (B) contracts and agreements with officers, directors and employees of Holdings or any of its Subsidiaries relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (f) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on its equity securities, (g) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (h) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (i) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents and underwriters with respect to equity securities and, counsel, accountants and other advisors and consultants, (j) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (k) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable and (l) other activities incidental or related to the foregoing.
          Section 4.18 Limitation on Sale/Leaseback Transactions.
     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:
     (1) the Issuer or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 4.09;
     (2) the Issuer or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.12(a); and
     (3) the Sale/Leaseback Transaction is treated as an Asset Sale and all of the conditions of this Indenture set forth in Section 4.10 (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of Section 4.10.
          Section 4.19 Effectiveness of Covenants.
          (a) If after the Issue Date (i) the Notes have an Investment Grade Rating from both of the Ratings Agencies and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day, the Issuer and its Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and 5.01(a)(4), (collectively, the “Suspended Covenants”).
          (b) If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Collateral Documents, the Intercreditor Agreement, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during any Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising after commencement of a Suspension Period and prior to the immediately following Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The periods of time between the date of suspension of the covenants and the immediately following Reinstatement Date are each referred to as a “Suspension Period.”
          (c) On a Reinstatement Date, all Indebtedness Incurred during the immediately preceding Suspension Period shall be classified to have been Incurred pursuant to Section 4.09(a) or (b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a) or one of the clauses set forth in (b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(3). Calculations made after a Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 shall be made as though Section 4.07 had been in effect since the Issue Date and throughout the immediately preceding Suspension Period. Accordingly, Restricted Payments made during such Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.07(a). However, no Default or Event of Default will be deemed to have occurred as a result of the Reinstatement Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Issuer or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reinstatement Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reinstatement Date).
          (d) During any Suspension Period, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.
ARTICLE 5
SUCCESSORS
          Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.
          (a) The Issuer shall not consolidate with or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

     (1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof;
     (2) the Successor Company (if other than such Issuer) assumes all of the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture or other documentation and instruments in forms satisfactory to the Trustee and assumes by written agreement all of the obligations of the Issuer under the Registration Rights Agreement, the Collateral Documents and the Intercreditor Agreement and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,
     (a) the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a), or
     (b) the Consolidated Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;
     (5) unless the Issuer is the Successor Company, each Guarantor (unless it is the other party to the transactions above, in which case clause (2) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement, Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and
     (6) in any of the foregoing transactions involving the execution and delivery of a supplemental indenture, such Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that in giving such Opinion of Counsel such counsel may rely on an officer’s certificate as to compliance with the foregoing clauses (3) and (4) and as to any matters of fact.
          (b) (1) Notwithstanding the preceding clauses (3) and (4) of Section 5.01(a),
     (A) any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Issuer so long as no Capital Stock of such Restricted Subsidiary is distributed to any Person other than the Issuer; and
     (B) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another jurisdiction in the United States of America, any State of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
     (2) Notwithstanding the preceding clauses (3), (4) and (6), the Finance Merger pursuant to the Supplemental Indenture for Merger shall be permitted.
          (c) In addition, Holdings shall not, nor shall the Issuer permit any Subsidiary Guarantor to, consolidate with or merge with or into or wind up into (whether or not Holdings or such Subsidiary Guarantor is the surviving corporation), or, directly or indirectly, sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets any Person (other than to another Subsidiary Guarantor in the case of a Subsidiary Guarantor) unless:
(1) (A) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof;
(B) the Successor Guarantor, if other than such Guarantor, expressly assumes, by supplemental indenture or other documentation or instruments, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Note Guarantee, this Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement and will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and
(C) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(2) with respect to a Subsidiary Guarantor, the transaction is made in compliance with Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and this Section 5.01.
          (d) (1) Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Issuer or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Guarantor in a State of the United States, the District of Columbia or any territory thereof, as long as the amount of Indebtedness of such Guarantor and the Restricted Subsidiaries of the Issuer is not increased thereby and (2) nothwithstanding the preceding clause 1(c) and clause (2) of Section 5.01(c), the LRI Merger pursuant to the Supplemental Indenture for Merger shall be permitted.
          (e) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
          (f) The Issuer, Holdings or a Subsidiary Guarantor, as the case may be, will be released from its obligations under this Indenture and its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes (if the Issuer) the Note Guarantee (if a Guarantor), the Collateral Documents (as applicable), the Intercreditor Agreement and the Registration Rights Agreement, but the predecessor Issuer or Guarantor in the case of a lease of all or substantially all of its assets will not be released from its obligations to pay the principal, interest and premium (if any) on the Notes or, in the case of a Guarantor, will not be released from its obligations under its Note Guarantee. Solely for the purpose of computing amounts described in clauses (C)(i), (C)(ii), (C)(iii) and (C)(iv) of Section 4.07, the Successor Company shall only be deemed to have succeeded and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.
          Section 5.02 Successor Entity Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer or a Guarantor, as applicable, is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01.
ARTICLE 6
DEFAULTS AND REMEDIES
          Section 6.01 Events of Default.
          (a) Each of the following is an Event of Default:
     (1) default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Note when due and such default continues for 30 days;
     (2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
     (3) failure by any Issuer or any Guarantor to comply with its obligations under Section 5.01;
     (4) failure by the Issuer or the Guarantors to comply for 60 days after notice as provided below with its other covenants or agreements contained in this Indenture (subject to clause (11) below) or any of their agreements contained in the Collateral Documents or the Intercreditor Agreement;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of the Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:
(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or
(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
     (6) the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

     (A) commences proceedings to be adjudicated bankrupt or insolvent;
     (B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;
     (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors; or
     (E) generally is not paying its debts as they become due;
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
     (B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or
     (C) orders the liquidation, dissolution or winding up of the Issuer, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary;
     and the order or decree remains unstayed and in effect for 60 consecutive days;
     (8) failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”);

     (9) any Note Guarantee, Collateral Document or obligation under the Intercreditor Agreement ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Note Guarantee;
     (10) with respect to any Collateral having a fair market value in excess of $20.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture or the Intercreditor Agreement, which failure continues for 60 days or (B) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; or
     (11) failure by the Issuer or Holdings to comply with Section 4.03(b) after the 90-day period specified in the last sentence of such Section 4.03(b).
          However, a default under clause (4) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (4) of this Section 6.01 after receipt of such notice.
          Section 6.02 Acceleration.
          (a) If any Event of Default (other an Event of Default specified in clauses (6) and (7) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee by written notice to the Issuer specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.
          (b) In the event of a declaration of acceleration of the Notes because an Event of Default pursuant to clause (5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to clause (5) of Section 6.01(a) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
          (c) Notwithstanding the foregoing, in case an Event of Default under clauses (6) and (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
          (d) The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders rescind an acceleration with respect to the Notes and its consequences if (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (except nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely because of the acceleration) have been cured or waived.
          Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
          Section 6.04 Waiver of Past Defaults.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:
     (1) a continuing Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and
     (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided, that subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          Section 6.05 Control by Majority.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Guarantees, the Collateral Documents or the Intercreditor Agreement or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity reasonably satisfactory to it.
          Section 6.06 Limitation on Suits.

          Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes (subject to the Intercreditor Agreement) unless:
     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (5) the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
          Section 6.07 Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel.
          Section 6.09 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

          Section 6.10 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          Section 6.11 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          Section 6.12 Trustee May File Proofs of Claim.
          The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor on the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 6.13 Priorities.
          (a) With respect to the Collateral, if the Trustee collects any money or property pursuant to this Article 6, or pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreement, it shall pay out the money in the following order:

     (1) to the Trustee and the Collateral Agent and their respective agents and outside attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;
     (2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
     (3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
          (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 13.02.
          Section 6.14 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
          Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled upon reasonable notice during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.
          (g) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent and by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
          (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (l) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer request or Issuer order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
          Section 7.03 Individual Rights.
          The Trustee, any Agent or the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee, such Agent or the Collateral Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. The Trustee is also subject to Sections 7.10 and 7.11.
          Section 7.04 Disclaimer.
          Neither the Trustee nor the Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Guarantees, the Collateral Documents or the Intercreditor Agreement, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.
          Section 7.05 Notice of Defaults.
          If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if a Responsible Officer of the Trustee determines in good faith that withholding the notice is in the interest of the Holders.
          Section 7.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after each April 15, beginning with April 15, 2011, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c). To the extent that this Indenture is required to be qualified under the Trust Indenture Act in connection with an issuance of Additional Notes in a registered offering or otherwise, the Trustee shall also comply with Section 313(d). The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.
          Section 7.07 Compensation and Indemnity.
          (a) The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.
          (b) The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee, including its officers, directors, employees and agents, for, and hold each of the Trustee, including its officers, directors, employees and agents, and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses (other than the allocated cost of internal counsel)) but other than any taxes based upon or determined by income of the Trustee incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement (including the costs and expenses of enforcing this Indenture, the Notes, the Guarantees, the Collateral Documents and the Intercreditor Agreement against the Issuer or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel of its selection and the Issuer shall pay the reasonable fees and expenses of one such counsel (and any appropriate local counsel). The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.
          (c) The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          (d) To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          (e) Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a) (6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          Section 7.08 Replacement of Trustee or the Collateral Agent.
          (a) A resignation or removal of the Trustee or the Collateral Agent and appointment of a successor Trustee or a successor Collateral Agent shall become effective only upon the successor Trustee’s or successor Collateral Agent’s acceptance of appointment as provided in this Section 7.08. The Trustee or the Collateral Agent may resign in writing at any time by giving 30 days prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent by so notifying the Trustee or the Collateral Agent, as the case may be, and the Issuer in writing. The Issuer may remove the Trustee or the Collateral Agent if:
     (1) in the case of the Trustee, the Trustee fails to comply with Section 7.10;
     (2) the Trustee or the Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or the Collateral Agent under any Bankruptcy Law;
     (3) a receiver or public officer takes charge of the Trustee or the Collateral Agent, as the case may be, or its property; or

     (4) the Trustee or the Collateral Agent, as the case may be, becomes incapable of acting.
          (b) If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Collateral Agent for any reason, the Issuer shall promptly appoint a successor Trustee or a successor Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee or successor Collateral Agent to replace it with another successor Trustee or successor Collateral Agent.
          (c) If a successor Trustee or a successor Collateral Agent does not take office within 60 days after the retiring Trustee or Collateral Agent resigns or is removed, the retiring Trustee or Collateral Agent (in each case, at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent, as the case may be.
          (d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (e) A successor Trustee or successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Collateral Agent shall become effective, and the successor Trustee or Collateral Agent shall have all the rights, powers and duties of the Trustee or the Collateral Agent under this Indenture. The successor Trustee or Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or Collateral Agent shall promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or Collateral Agent; provided that all sums owing to the Trustee or the Collateral Agent, as the case may be, hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee or the Collateral Agent pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Collateral Agent.
          (f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.
          Section 7.09 Successor by Merger, etc.
          If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association, without any further act shall be the successor Trustee or Collateral Agent, subject to Section 7.10.
          Section 7.10 Eligibility; Disqualification.
          (a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          (b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
          Section 7.11 Preferential Collection of Claims Against the Issuer.
          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
          Section 8.02 Legal Defeasance and Discharge.
          (a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and the Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes issued under this Indenture to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04;
     (2) the Issuer’s obligations with respect to the Notes issued under this Indenture concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and Guarantors’ obligations in connection therewith; and
     (4) this Section 8.02.

          If the Issuer exercises the legal defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will terminate.
          (b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.
          (c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
          Section 8.03 Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.18, clauses (4) and (6) of Section 5.01(a) and Section 9.07, with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture, the outstanding Notes and the Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, such Notes and such Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(2) (only to the extent relating to Section 3.09, 4.10 and 4.14), 6.01(a)(3) (only to the extent due to the failure of the Issuer to comply with Section 5.01(a)(4)), 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited consolidated financial statements of the Issuer and its Restricted Subsidiaries, would constitute a Significant Subsidiary), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together as of the date of the most recent audited consolidated financial statements of the Issuer and its Restricted Subsidiaries, would constitute a Significant Subsidiary), 6.01(a)(8), 6.01(a)(9), 6.01(a)(10) and 6.01(a)(11), in each case shall not constitute Events of Default.
          Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of certified public accountants without consideration of any reinvestment of interest, to pay the principal of, or interest and premium, if any, and Additional Interest, if any, on the outstanding Notes issued thereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (2) in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
     (3) in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters reasonably acceptable to the Trustee confirming that the Holders of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
     (4) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of the Restricted Subsidiaries is a party or by which the Issuer or any of the Restricted Subsidiaries is bound;
     (5) no Default or Event of Default has occurred and is continuing on the date of such deposit and such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any Debt Facility or material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the grant of any Lien securing such borrowings);
     (6) the Issuer will have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including, that no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to Section 547 of Title 11 of the U.S. Code;
     (7) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

     (8) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each to the effect that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Section 8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
          (a) Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.
          (b) The Issuer and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
          (c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of certified public accountants, without consideration of any reinvestment of interest, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          Section 8.06 Repayment to the Issuer.
          Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, and Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
          Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 9.01 Without Consent of Holders.
          (a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Guarantors and the Trustee (and the Collateral Agent in the case of the Indenture, the Collateral Documents and the Intercreditor Agreement) may execute and deliver the Supplemental Indenture for Merger on the Issue Date and may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement to:
     (1) cure any ambiguity, omission, defect or inconsistency;
     (2) provide for the assumption by a successor corporation of the obligations of the Issuer or any Guarantor under this Indenture, the Notes, the Note Guarantees, the Collateral Documents, the Registration Rights Agreement and the Intercreditor Agreement in accordance with Section 5.01;
     (3) provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
     (4) add Guarantees with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;
     (5) add Additional Assets as Collateral or grant any Lien in favor of the Collateral Agent to secure the Notes and the Note Guarantees;
     (6) confirm and evidence the release, termination or discharge of any Guarantee or any Lien with respect to or securing the Notes when such release, termination or discharge is provided for in accordance with the terms of this Indenture, Collateral Documents or the Intercreditor Agreement;
     (7) add to the covenants of the Issuer and its Restricted Subsidiaries, or Events of Default for the benefit of the Holders or to make changes that would provide additional rights to the Holders or surrender any right or power conferred upon the Issuer or any Guarantor;
     (8) make any change that does not adversely affect the rights of any Holder;

     (9) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;
     (10) provide for the appointment of a successor Trustee or Collateral Agent; provided that the successor Trustee or Collateral Agent is otherwise qualified and eligible to act as such under the terms of this Indenture;
     (11) provide for or confirm the issuance of Additional Notes or Exchange Notes, in each case, in accordance with the terms of this Indenture, and which shall be treated, together with any outstanding Notes, as a single class of securities; or
     (12) conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees.
          (b) The Holders shall be deemed to have consented for purposes of the Collateral Documents and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Collateral Documents and the Intercreditor Agreement:
     (1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Lien Obligations that are Incurred in compliance with the Credit Agreement, this Indenture and the Collateral Documents and (B) to establish that the Liens on any Collateral securing such Pari Passu Lien Obligations shall be pari passu under the Intercreditor Agreement with the Liens on such Collateral securing the Obligations under this Indenture and the Notes and junior and subordinated to the Liens on such Collateral securing any obligations under the Credit Agreement, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;
     (2) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness that is Incurred under the Credit Agreement and in compliance with the Credit Agreement and this Indenture and the Collateral Documents and (B) to establish that the Liens on any Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under the Credit Agreement and senior to the Liens on such Collateral securing any obligations under this Indenture and the Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;
     (3) To effectuate the release of assets included in the Collateral from the Liens securing the Notes in accordance with this Indenture if those assets are owned by a Subsidiary Guarantor and that Subsidiary Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture;
     (4) to establish that the Liens on any Collateral securing any Indebtedness replacing the Credit Agreement permitted to be incurred under Section 4.09(b)(1) that represents First Priority Lien Obligations shall be senior to the Liens on such Collateral securing any obligations under this Indenture, the Notes, the Exchange Notes and the Note Guarantees, which obligations shall continue to be secured on a second-priority basis on the Collateral; and

     (5) upon any cancellation or termination of the Credit Agreement without a replacement thereof, to establish that the Collateral shall become first-priority Collateral.
          Any such additional party and the Administrative Agent, the Trustee and the Collateral Agent shall be entitled to conclusively rely upon an Officers’ Certificate certifying that such Pari Passu Lien Obligations or Indebtedness, as the case may be, was issued or borrowed in compliance with the Credit Agreement, this Indenture and the Collateral Documents.
          (c) Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, and delivery of an Officers’ Certificate, except as provided in Section 5.01(c), or in connection with the execution and delivery of the Supplemental Indenture for Merger on the Issue Date.
          Section 9.02 With Consent of Holders.
          (a) Except as provided in Section 9.01 and 9.02(f), the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
          (b) Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
          (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          (e) Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the stated rate of interest or extend the time for payment of interest on any Note;
     (3) reduce the principal of or extend the Stated Maturity of any Note;
     (4) reduce the premium payable upon the redemption or repurchase of any Note or change the date on which any Note may be redeemed or repurchased pursuant to Section 3.07, 4.10 or 4.14;
     (5) make any Note payable in money other than that stated in such Note;
     (6) impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (it being understood that a waiver of a Default or Event of Default in the payment of principal of or interest or premium or Additional Interest, if any, on the Notes issued hereunder is not permitted to impair the rights of non-consenting Holders);
     (7) make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions; or
     (8) modify the Note Guarantees in any manner, materially adverse to the Holders or release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in compliance with the terms hereof.
          (f) In addition, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may:
     (1) modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement; or
     (2) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.

          (g) A consent to any amendment, supplement or waiver of this Indenture, any Guarantee and the Notes by any Holder given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.
          Section 9.03 Compliance with Trust Indenture Act.
          If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
          Section 9.04 Revocation and Effect of Consents.
          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          (b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.
          Section 9.05 Notation on or Exchange of Notes.
          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
          Section 9.06 Trustee and Collateral Agent to Sign Amendments, etc.
          The Trustee or the Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as the case may be. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel (except as provided in the last sentence of Section 9.01(b)) stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
          Section 9.07 Payments for Consent.

          The Issuer and the Guarantors shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
ARTICLE 10
COLLATERAL AND SECURITY
          Section 10.01 The Collateral.
          (a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees thereof when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Note Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07 and Section 8.05(b) herein, and the Notes and the Guarantees thereof and the Collateral Documents, shall be secured by second-priority Liens and security interests, in each case subject to Permitted Liens, as provided in the Collateral Documents which the Issuer and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by and as provided in all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreement. The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement, and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Agreement. Wells Fargo Bank, National Association is hereby appointed as the initial Collateral Agent.
          (b) Each Holder, by its acceptance of any Notes and the Note Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for certain limitations on rights to foreclosure and consents to release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the terms of this Indenture, agrees to the appointment of the Collateral Agent and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith.
          (c) The Trustee and each Holder, by accepting the Notes and the Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder.
          Section 10.02 Further Assurances.

          (a) The Issuer and the Guarantors shall, at their sole expense, do or cause to be done all acts and things which may be reasonably necessary, and do such acts if requested by the Trustee or the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes and the Note Guarantees thereof and the Trustee, duly created, enforceable and perfected second-priority Liens and security interests in the Collateral (subject to Permitted Liens) to the extent required by this Indenture, the Collateral Documents and the Intercreditor Agreement.
          (b) As necessary, or upon request of the Trustee, the Issuer and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and take such other actions as shall be necessary or which the Collateral Agent or the Trustee may reasonably request to create, perfect, protect, assure, transfer, confirm or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture, the Collateral Documents and the Intercreditor Agreement for the benefit of the Holders of the Notes and the Guarantees thereof and the Trustee, including with respect to after-acquired Collateral, to the extent required hereunder and thereunder. If the Issuer or such Guarantor fails to do so, the Trustee and the Collateral Agent are hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreement, take such other actions in the name, place and stead of the Issuer or such Guarantor, but neither the Trustee nor the Collateral Agent will have any obligation to do so or any liability for any action taken or omitted by it in good faith in connection therewith.
          Section 10.03 After-Acquired Property.
          Upon the acquisition by any of the Issuer or Guarantors after the Issue Date of (1) any after-acquired assets, including, but not limited to, any owned real property that qualifies as Collateral and as a Premises pursuant to Section 10.05 (“Qualified After-Acquired Real Property”), (2) any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any case, form part of the Collateral or (3) any material Additional Assets in compliance with the covenant described under Section 4.10, such Issuer or such Guarantor shall, except with respect to Excluded Assets, execute and deliver (i) with regard to Qualified After-Acquired Real Property, the applicable items described under Section 10.05 as soon as reasonably practicable but in any event within 90 days after the date of acquisition of such Qualified After-Acquired Real Property and (ii) with respect to any other after-acquired property, to the extent required by the Collateral Documents, any information, documentation, financing statements or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Assets) and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.
          Section 10.04 Impairment of Security Interest.
          Neither the Issuer nor any of its Restricted Subsidiaries shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders of the Notes with respect to the Collateral. Neither the Issuer nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Administrative Agent and the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Issuer nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreement. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.
          Section 10.05 Real Estate Mortgages and Filings.
          With respect to (a) the real property described on Schedule 1 attached hereto (individually and collectively, the “Current Premises”); (b) any fee interest in any individual real property acquired by the Issuer or a Guarantor after the Issue Date (i) having a value (based on the purchase price plus actual improvement costs) of at least $1.5 million and (ii) owned by the Issuer or such Guarantor for 12 months (individually and collectively, the “After-Acquired Threshold Premises”) or (c) to the extent that the aggregate value of all real property owned by the Issuer and the Guarantors (based on the purchase price plus actual improvement costs), excluding both the Current Premises and the After-Acquired Threshold Premises, not then subject to a Mortgage in favor of the Collateral Agent (the “Sub-Threshold Properties”) exceeds $10.0 million in the aggregate, any fee interest in any one or more Sub-Threshold Properties such that the remaining Sub-Threshold Properties have an aggregate value of not more than $10.0 million; provided that the Issuer may select the individual Sub-Threshold Properties to become subject to a Mortgage in its sole discretion (any such Sub-Threshold Properties so selected by the Issuer, together with the Current Premises and the After-Acquired Threshold Premises, the “Premises”), as soon as reasonably practicable but in any event within 90 days of the Issue Date, in the case of the Current Premises, and as soon as reasonably practicable but in any event within 90 days of the date such Premises meets the requirements of clauses (b) or (c) above, as applicable:
     (1) the Issuer or the applicable Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, fully executed counterparts of Mortgages, each dated within 90 days of the Issue Date or the date such Premises met the requirements of clauses (b) or (c) of this Section 10.05, as applicable, duly executed by the Issuer or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) together with any necessary fixture filings, as may be necessary to create a valid, perfected at least second-priority Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;
     (2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid and at least second priority Liens thereon free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title insurance policies to be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made); and
     (3) the Issuer or the applicable Guarantor shall deliver to the Collateral Agent, with respect to each of the Premises, such filings, surveys (and any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies), local counsel opinions, flood hazard determinations and any required flood insurance, along with such other documents, instruments, certificates, agreements, and any other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Agent’s security interest and second priority Lien in such Premises.
     Notwithstanding anything to the contrary, if, within 90 days of the Issue Date the Issuer and the Guarantors are in compliance with clauses (1) through (3) above with respect to some, but not all, of the Current Premises, a Default shall not be deemed to occur if the Current Premises for which the Issuer and the Guarantors have complied with the foregoing clauses represent equal to or greater than 90% of the aggregate gross value of all Current Premises (based on the purchase price plus actual or projected improvement costs), so long as the Issuer and the Guarantors continue to use commercially reasonable efforts to satisfy such requirements.
          Section 10.06 Release of Liens on the Collateral.
          (a) The Liens on the Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:
     (1) in whole, upon payment in full of the principal of, accrued and unpaid interest, including Additional Interest, if any, and premium, if any, on the Notes;
     (2) in whole, upon satisfaction and discharge of this Indenture as set forth in Section 12.01 hereof;
     (3) in whole, upon a Legal Defeasance or Covenant Defeasance as set forth in Article 8 hereof;
     (4) in part, as to any property constituting Collateral:
     (A) that is sold or otherwise disposed of by the Issuer or any of the Guarantors in a transaction permitted by Section 4.10 or Section 4.18 and by the Collateral Documents (to the extent of the interest sold or disposed of) or otherwise permitted by this Indenture and the Collateral Documents;
     (B) that is cash used in the ordinary course of its business or cash or Net Available Cash used for any one or more purposes permitted by Section 4.10(1); or
     (C) otherwise in accordance with, or as expressly provided for under, this Indenture, the Intercreditor Agreement, or the Collateral Documents;
     (5) in whole as to all Collateral that is owned by a Guarantor that is released from its Note Guarantee in accordance with this Indenture;
     (6) in whole or in part, with the consent of Holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes); and

     (7) upon the taking of Collateral by eminent domain, condemnation or in similar circumstances; provided that any compensation received with respect to such taking is applied in accordance with Section 4.10(1).
provided, that, in the case of any release in whole pursuant to clauses (1) through (3) above, all amounts owing to the Trustee under this Indenture, the Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreement have been paid or otherwise provided for to the reasonable satisfaction of the Trustee.
          (b) With respect to the release of Premises, the Issuer or the Guarantors, as the case may be, will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents and this Indenture:
     (1) an Officers’ Certificate requesting such release;
     (2) an Officers’ Certificate to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with;
     (3) a form of such release (which release shall be in form reasonably satisfactory to the Trustee and shall provide that the requested release is without recourse or warranty to the Trustee).
     provided, that no Officers’ Certificate pursuant to clauses (1) and (2) above shall be required for the release of a Lien on Collateral that is sold or pledged in the ordinary course of business to the extent such sale or pledge is permitted by this Indenture.
          Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantors, as the case may be, the released Collateral and, if necessary, the Collateral Agent shall, at the Issuer’s expense, cause to be filed such documents or instruments (that are prepared by the Issuer and provided to the Collateral Agent) as shall be necessary to provide for the release by the Collateral Agent of the released Collateral.
          (c) The Issuer shall comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral. As long as this Indenture is qualified under the Trust Indenture Act, the Issuer shall comply with Section 313(b) and Section 314(d) of the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.06(c), the Issuer shall not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel (which may be internal counsel), that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable to one or a series of released Collateral.
          Section 10.07 Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

          (a) Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement, or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).
          (b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.
          (c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Guarantor shall deliver to the Trustee or the Collateral Agent the following:
     (A) a request from the Issuer that such Collateral be added;
     (B) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent; and
     (C) such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.
          (d) The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Intercreditor Agreement, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given does not adversely affect the interests of the Holders or impair the security of the Holders in contravention of the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate and Opinion of Counsel.
          Section 10.08 Rule 3-16 of Regulation S-X.
          (a) Notwithstanding anything to the contrary set forth in this Article 10 or any Collateral Document, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or any Subsidiary of the Issuer due to the fact that the Issuer’s or such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of the Issuer or such Subsidiary shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to evidence the release of Liens securing the Notes and the Note Guarantees on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral and the Trustee and Collateral Agent are hereby authorized by each Holder to execute, or to authorize the execution of or the filing of, any agreement, document or instrument in order to evidence such release or to otherwise give effect to this Section 10.08.
          (b) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Issuer’s or such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or such Subsidiary, then the Capital Stock of the Issuer or such Subsidiary, as applicable, shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement (and, in such event, the Collateral Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Collateral Documents such additional Capital Stock) and the Issuer or such Subsidiary, as applicable, shall take all such necessary steps to effectuate such Lien.
          Section 10.09 Control Agreements.
          (a) As soon as practicable, but in any event no longer than 90 days after the Issue Date, the Issuer and the Guarantors shall execute and deliver to the Collateral Agent the Account Control Agreements, in each case as required by the Security Agreement and shall otherwise comply with the requirements of the Security Agreement with respect to Account Control Agreements.
          Section 10.10 Information Regarding Collateral.
          (a) The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any Guarantor, promptly (and in any event within 30 days after such change) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Issuer and the Guarantors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in the Collateral Documents in order for the

Collateral to be made subject to the Lien of the Collateral Agent under the Collateral Documents in the manner and to the extent required by the Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Collateral Documents. The Issuer also agrees promptly to notify the Collateral Agent in writing if any material portion of the Collateral is damaged, destroyed or condemned.
          Section 10.11 Maintenance of Collateral.
          (a) The Issuer and the Guarantors shall maintain the Collateral that is material to the conduct of their respective businesses in good, safe, and insurable operating order, condition, and repair (ordinary wear and tear excepted) and do all other acts as may be reasonably necessary or appropriate to maintain and preserve such Collateral; and the Issuer and the Guarantors shall pay all real estate and other taxes with respect to such Collateral, and maintain in full force and effect all material permits and insurance in amounts and that insures against such losses and risks as are reasonable for the type and size of the business conducted by the Issuer and the Guarantors; in each case, subject to the applicable provisions of the Collateral Documents.
          Section 10.12 Intercreditor Agreement.
          This Article 10 of the Indenture and the provisions of each Collateral Document are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.
ARTICLE 11
GUARANTEES
          Section 11.01 Guarantee.
          (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally Guarantees, on a senior secured basis, to each Holder and to the Trustee (on behalf of each such Holder) and its successors and assigns, that: (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.
          (b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 11.06.
          (c) Each Guarantor also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, or any Holder in enforcing any rights under this Section 11.01.
          (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee, or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
          (f) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          (g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (h) Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
          Section 11.02 Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the

Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (including with respect to the Credit Agreement) that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
          Section 11.03 Execution and Delivery.
          (a) To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
          (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
          (c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.
          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          (e) If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 11, to the extent applicable.
          Section 11.04 Subrogation.
          Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
          Section 11.05 Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

          Section 11.06 Release of Guarantees.
          (a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon:
     (1) (A) (i) in the case of a Subsidiary Guarantor, any sale, exchange or transfer (whether by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor to a Person which is not the Issuer or a Restricted Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with this Indenture, including Section 4.10 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and Article 5 and (y) all the obligations of such Subsidiary Guarantor under all Indebtedness of the Issuer or its Restricted Subsidiaries terminate upon consummation of such transaction;
          (B) in the case of a Subsidiary Guarantor, the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Issuer under the Credit Agreement (including by reason of the termination of the Credit Agreement), all other Indebtedness of the Issuer and its Restricted Subsidiaries and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture, except a discharge or release by or as a result of payment by such Subsidiary Guarantor under such Guarantee; provided, that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under Section 4.09, such Subsidiary Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 4.09;
          (C) in the case of a Subsidiary Guarantor, upon its proper designation as an Unrestricted Subsidiary; or
          (D) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and
     (2) such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.
          (b) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.
          (c) In the event that any released Guarantor thereafter borrows under or guarantees Indebtedness under the Credit Agreement or guarantees any other debt of the Issuer or of any Subsidiary Guarantor at such time as any Notes remain outstanding (without regard to Sections 2.08 and 2.09), such former Guarantor shall again provide a Note Guarantee of the Notes and assume by written agreement all of the obligations of a Guarantor under the Registration Rights Agreement, the applicable Collateral Documents and the Intercreditor Agreement pursuant to Section 4.15.
ARTICLE 12
SATISFACTION AND DISCHARGE
          Section 12.01 Satisfaction and Discharge.
          This Indenture and the Collateral Documents shall be discharged and shall cease to be of further effect (except the Issuer’s obligations with respect to the Notes issued under this Indenture concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust) as to all Notes issued hereunder, when:
(1)	either:

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)	all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of certified public accountants, without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
     (3) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

     (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued hereunder at maturity or the redemption date, as the case may be.
          In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Section 12.02 Application of Trust Money.
          (a) Subject to the provisions of Section 8.06, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.
          (b) If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent, as the case may be.
ARTICLE 13
MISCELLANEOUS
          Section 13.01 Trust Indenture Act Controls.
          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control. Each Guarantor in addition to performing its obligations under its Note Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the Trust Indenture Act.
          Section 13.02 Notices.
          (a) Any notice or communication to the Issuer, any Guarantor, the Trustee or the Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ address:
          If to the Issuer and/or any Guarantor:

c/o Logan’s Roadhouse, Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
Fax No.: (229) 221-9854
Attention: Amy Bertauski
                  Chief Financial Officer
With a copy to:
Debevoise & Plimpton LLP
909 Third Avenue
New York, NY 10022
Fax No: (212) 909-6836
Attention: Peter J. Loughran, Esq.
If to the Trustee:
Wells Fargo Bank, National Association
7000 Central Parkway
Suite 550
Atlanta, Georgia 30328
Fax No.: (770) 551-5118
Attention: Corporate Trust Services
If to the Collateral Agent:
Wells Fargo Bank, National Association
7000 Central Parkway
Suite 550
Atlanta, Georgia 30328
Fax No.: (770) 551-5118
Attention: Corporate Trust Services
The Issuer, any Guarantor, the Trustee or the Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.
          (b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.
          (c) Any notice or communication to a Holder shall be mailed by first-class mail or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          (e) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.
          (f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable conclusive reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.
          (g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          (h) If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
          Section 13.03 Communication by Holders with Other Holders.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
          Section 13.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Intercreditor Agreement or any of the Collateral Documents, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent:
     (1) an Officers’ Certificate in form reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.05), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this section shall be required in connection with the issuance of Notes on the Issue Date or the execution and delivery on the Issue Date of the Supplemental Indenture for Merger.
          Section 13.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement to the effect that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
          Section 13.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 13.07 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.
          No manager, director, officer, employee, incorporator or, stockholder (other than in its capacity as a Guarantor) of the Issuer or any Guarantors, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Notes, this Indenture, the Guarantees, the Collateral Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          Section 13.08 Governing Law.
          THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          Section 13.09 Waiver of Jury Trial.

          EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          Section 13.10 Force Majeure.
          In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          Section 13.11 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Notwithstanding the above and any contrary provision in this Indenture, this Indenture is subject to the provisions of the Intercreditor Agreement and the Security Agreement. The Issuer, the Guarantors, the Holders, the Trustee and the Collateral Agent acknowledge and agree to be bound by the provisions of the Intercreditor Agreement and the Security Agreement.
          Section 13.12 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06.
          Section 13.13 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 13.14 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
          Section 13.15 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 13.16 U.S.A. PATRIOT Act.
          The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as they may request in order for them to satisfy the requirements of the U.S.A. PATRIOT Act.
          Section 13.17 Payments Due on Non-Business Days.
          In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.
          Section 13.18 Qualification of Indenture. The Issuer has agreed to qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and to pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Trustee and the Holders) incurred in connection therewith. The Trustee shall be entitled to receive from the Issuer any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
          Section 13.19 Consent to Jurisdiction.
          The Issuer and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, in any action or proceeding arising out of or relating to this Indenture, and the Issuer and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Trustee or Collateral Agent or of any Holder to bring proceedings against the Issuer or any Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Issuer or any Guarantor against the Trustee or Collateral Agent or any affiliate of the Trustee or Collateral Agent involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Indenture shall be brought only in a court in New York, New York.
[Signatures on following page]

ISSUER ROADHOUSE FINANCING INC.
By:	/s/ Stanley de J. Osborne
Name: Stanley de J. Osborne
Title: President

GUARANTOR ROADHOUSE MERGER INC.
By:	/s/ Stanley de J. Osborne
Name: Stanley de J. Osborne
Title: President

Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

Indenture

Schedule 1
Mortgaged Properties
1.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 1519 S. YUMA PALMS PKWY, YUMA, AZ 85365.

2.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 2146 LANTERN RIDGE DRIVE, RICHMOND, KY 40475.

3.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 16132 ATHENS LIMESTONE BLVD., ATHENS, AL 35611.

4.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 205 RELCO DR., MANCHESTER, TN 37355.

5.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 431 RIVERWIND DR., PEARL, MS 39208.

6.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 630 SHEDECK PKWY,YUKON, OK 73099.

7.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 23115 I-30 SOUTH, BRYANT, AR 72022.

8.	REAL PROPERTY OWNED BY LOGAN’S ROADHOUSE, INC., LOCATED AT 419 OLD SAN ANTONIO ROAD, BUDA, TX 78610.
Schedule 1

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES, EXCHANGE NOTES AND
ADDITIONAL NOTES
Section 1.1 Definitions.
          (a) Capitalized Terms.
          Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
          “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
          “Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
          “Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.
          “IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “Transfer Restricted Note” means any Note bearing the Restricted Notes Legend.
          “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

          (b) Other Definitions.

Term:	Defined in Section:
“Additional Restricted Notes”	2.1	(a)
“Agent Members”	2.1	(c)
“Definitive Notes”	2.1	(d)
“Definitive Notes Legend”	2.3	(e)
“Exchange Global Note”	2.1	(b)
“Global Note”	2.1	(b)
“Global Notes Legend”	2.3	(e)
“IAI Global Note”	2.1	(b)
“IAI” Notes	2.1	(a)
“OID Notes Legend”	2.3	(e)
“Regulation S Global Note”	2.1	(b)
“Regulation S Notes”	2.1	(a)
“Restricted Notes Legend”	2.3	(e)
“Rule 144A Notes”	2.1	(a)
“Rule 144A Global Note”	2.1	(b)
Section 2.1 Form and Dating
          (a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501 (“IAI Notes”).
          (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered from RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered from RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered from RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes:” provided that the term “Global Note” when used in Section 2.1(c), 2.3(f), 2.3(g)(i), 2.3(g)(ii) and 2.4 shall also include any Exchange Notes issued in global form. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of

2

the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.3(c) below.
          (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
          The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes (“Definitive Notes”).
Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $335,000,000, (b) subject to the terms of this Indenture, Additional Notes, (c) Exchange Notes for issue in exchange for a like principal amount of Initial Notes or Additional Notes and (d) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or other Unrestricted Global Notes.
Section 2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
     (i) to register the transfer of such Definitive Notes; or
     (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

3

     (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
     (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or
     (B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or
     (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:
     (i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certification and Opinion of Counsel as the Issuer shall require; and
     (ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

4

          (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Note from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available) under the Securities Act, or another applicable exemption from registration under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note (to the extent provided in Section 2.3(d)) or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of an exchange offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer
     (v) Neither the Trustee nor the Registrar shall have any responsibilities with respect to the transfer of beneficial interests within one Global Note.
          (d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, (1) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (2) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in

5

the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer or any of its subsidiaries, (2) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption, (5) to an IAI purchasing for its own account, or for the account of an IAI, in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Initial Note to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000 who takes delivery through the IAI Global Note. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.
     (ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.
     (iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in a permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Initial Note to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. If no such Regulation S Global Note that is an Unrestricted Global Note is then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.
          (e) Legends.
     (i) Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE

6

DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER

7

INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
Each temporary Regulation S Global Note shall bear the following additional legend (“Regulation S Legend”):
THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A

8

TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
Any Additional Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: AMY L. BERTAUSKI, LOGAN’S ROADHOUSE, INC., 3011 ARMORY DRIVE, SUITE 300, NASHVILLE, TENNESSEE 37204.
     (ii) Subject to Section 2.3(e)(v), upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Note).
     (iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.
     (iv) Upon the consummation of an exchange offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such exchange offer.
     (v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.
     (iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
     (v) Notwithstanding anything else to the contrary in this Appendix A, the one-year resale restriction period set forth in the Restricted Notes Legend may be extended, in the Issuer’s discretion, in the event of one or more issuances of Additional Notes pursuant to Section 2.01 of

9

the Indenture. The Restricted Notes Legend (including the restrictions on resale specified thereon) may be removed solely in the Issuer’s discretion and at the Issuer’s direction.
          (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (h) Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to any Note issued on the Issue Date, the later of (x) the Issue Date and (y) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note or (2) with respect to any Additional Note, if any, the later of (x) the issue date of such Additional Note and (y) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may (A) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the

10

Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with DTC, (B) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (I) the Automatic Exchange Date, (II) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (III) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (IV) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Issuer’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Issuer) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.3, during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(h) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate and an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Global Note that is a Transfer Restricted Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.3(h), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.
Section 2.4 Definitive Notes.
          (a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.

11

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.
          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

12

EXHIBIT A
[FORM OF FACE OF NOTE]
[INSERT IN TRANSFER RESTRICTED NOTE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S.

PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
[INSERT IN GLOBAL NOTE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.]
[INSERT IN DEFINITIVE NOTES: IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]
[IF APPLICABLE FOR ANY ADDITIONAL NOTE: THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF

THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: AMY L. BERTAUSKI, LOGAN’S ROADHOUSE, INC., 3011 ARMORY DRIVE, SUITE 300, NASHVILLE, TENNESSEE 37204.]
[INSERT FOR REGULATION S TEMPORARY NOTES: THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.]

CUSIP [          ]
ISIN [          ]1
[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE
10.75% Senior Secured Notes due 2017
No. [RA-][RS-][RIAI-][R-]
[$______________] [,as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]2
ROADHOUSE FINANCING INC.
(TO BE MERGED WITH AND INTO LOGAN’S ROADHOUSE, INC.)
promises to pay to [CEDE &CO]2 [      ] or registered assigns, [$_____ (_____ Dollars)] [, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto]2 on October 15, 2017.
Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1
Reference is made to further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Rule 144A Note CUSIP: 76972KAA7 Rule 144A Note ISIN: US76972KAA79 Regulation S Note CUSIP: U7501AAA1 Regulation S Note ISIN: USU7501AAA17 IAI Note CUSIP: 76972K AB5 IAI Note ISIN: US76972KAB52

[2]	Insert in Global Notes

[3]	Insert in Definitive Notes

          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated:

ROADHOUSE FINANCING INC.
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Dated:

Reverse Side of Note
10.75% Senior Secured Notes due 2017
Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.)
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. The Issuer promises to pay interest on the principal amount of this Note at 10.75% per annum from and including October 4, 2010 until Stated Maturity. The Issuer shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (except to the extent provided in Section 13.17 of the Indenture) (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of original issuance; provided that the first Interest Payment Date shall be April 15, 2011. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least ten days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.
          4. INDENTURE AND GUARANTEES. The Issuer issued the Notes under an Indenture, dated as of October 4, 2010 (the “Indenture”), among Roadhouse Financing Inc., Roadhouse Merger Inc., the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 10.75% Senior Secured Notes due 2017. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The Notes include (i) $355,000,000 principal amount of the Initial Notes, (ii) if and when issued in accordance with the Indenture, Additional Notes and (iii) if and when issued, the Exchange Notes that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in a Registration Rights Agreement. The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture and the Collateral Documents The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Note is guaranteed by the Guarantors as set forth in the Indenture.
          5. MERGER. The Notes will initially be issued by Roadhouse Financing Inc. On the Issue Date, Roadhouse Financing Inc. will merge with and into Logan’s Roadhouse, Inc., with Logan’s Roadhouse Inc. continuing as the surviving corporation. On the Issue Date, Logan’s Roadhouse, Inc. will execute and deliver the Supplemental Indenture for Merger pursuant to which Logan’s Roadhouse, Inc. will assume all of the obligations of Roadhouse Financing Inc. under the Indenture and the Notes.
          6. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
          8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
          9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Notes, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.
          10. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
          12. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          12. SECURITY. The Notes shall be secured by second-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Agreement.

          13. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.
          14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          [15. REGISTRATION RIGHTS. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated [ ], among the Issuer, the Guarantors party thereto and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event of a Registration Default (as defined in the Registration Rights Agreement), the Holder shall be entitled to Additional Interest as specified in the Registration Rights Agreement until the Registration Default is cured.]1
          The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
c/o Roadhouse Financing Inc.
c/o Logan’s Roadhouse, Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
Fax No.: (229) 221-9854
Attention: Amy Bertauski
Chief Financial Officer

[1]	For Initial Notes and Additional Notes (if applicable) only.

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _____________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: ________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
□	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

□	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with their terms:
CHECK ONE BOX BELOW

(1)	□	to the Issuer or subsidiary thereof; or

(2)	□	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	□	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	□	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	□	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	□	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	□	pursuant to Rule 144 or another available exemption from registration under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor
TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer
TO BE COMPLETED IF THE HOLDER REQUESTS AN EXCHANGE PURSUANT TO SECTION
2.3(d)(iii) OF APPENDIX A TO THE INDENTURE
The undersigned represents and warrants that either:
□	the undersigned is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or
□	the undersigned is a U.S. person (within the meaning of Regulation S under the Securities Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to the registration requirements under the Securities Act.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[  ] Section 4.10               [  ] Section 4.14
          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)
Date: _____________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: ________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $_________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
			of	Signature of
	Amount of	Amount of increase	this Global Note	authorized
	decrease	in Principal	following such	signatory of
Date of	in Principal	Amount of this	decrease or	Trustee or
Exchange	Amount	Global Note	increase	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF
TRANSFEREE LETTER OF REPRESENTATION
Roadhouse Financing Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
Fax No.: (229) 221-9854
Email: [     ]
Attention:     Amy Bertauski
                    Chief Financial Officer
Wells Fargo Bank, National Association — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Ladies and Gentlemen:
     This certificate is delivered to request a transfer of $[ ] principal amount of the 10.75% Senior Secured Notes due 2017 (the “Notes”) of Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.) (the “Issuer”).
     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:________________________
Address:______________________
Taxpayer ID Number:____________
     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.
TRANSFEREE:_________________,
     by:___________________________

EXHIBIT C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Logan’s Roadhouse, Inc., a Tennessee corporation (the “Issuer”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
          WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as supplemented on the date hereof, the “Indenture”), dated as of October 4, 2010, providing for the issuance of an unlimited aggregate principal amount of 10.75% Senior Secured Notes due 2017 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.
          3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

          6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE FOR MERGER
          This Supplemental Indenture (this “Supplemental Indenture”) is entered into as of October 4, 2010 by and among Logan’s Roadhouse, Inc., a Tennessee corporation (the “Company”), LRI Holdings, Inc., a Delaware corporation (“Holdings”), Logan’s Roadhouse of Texas, Inc. (“Logan’s Texas”), a Texas corporation and a wholly-owned subsidiary of the Company, Logan’s Roadhouse of Kansas, Inc., a Kansas corporation and a wholly-owned subsidiary of the Company (“Logan’s Kansas” and, together with Logan’s Texas, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with Holdings, the “Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below, and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), under the Indenture referred to below.
W I T N E S S E T H:
          WHEREAS, Roadhouse Financing Inc. (“Finance Co”), Roadhouse Merger Inc. (“Merger Co”), the Trustee and the Collateral Agent entered into that certain Indenture dated as of October 4, 2010 (the “Indenture”) and Finance Co issued pursuant to the Indenture an aggregate principal amount of $355.0 million of 10.75% Senior Secured Notes due 2017 (the “Notes”);
          WHEREAS, Merger Co, Holdings, Roadhouse Parent Inc. and LRI Acquisition, LLC have entered into the Agreement and Plan of Merger, dated as of August 27, 2010 (the “Merger Agreement”), which provides for the merger of Merger Co with and into Holdings (the “LRI Merger”), with Holdings continuing its existence under Delaware law, and, in connection therewith, the merger of Finance Co with and into the Company (the “ Finance Merger” and, together with the LRI Merger, the “Mergers”), with the Company continuing its existence under Tennessee law;
          WHEREAS, the Mergers shall become effective upon the filings of the Certificate of Merger of Roadhouse Merger Inc. with and into LRI Holdings, Inc. and the Certificate of Merger of Roadhouse Financing Inc. with and into Logan’s Roadhouse, Inc. (together, the “Certificates of Merger”) with the Secretary of State of the State of Delaware and the Articles of Merger of Roadhouse Financing Inc. with and into Logan’s Roadhouse, Inc. with the Secretary of State of the State of Tennessee;
          WHEREAS, Section 5.01 of the Indenture provides, among other things, that Finance Co shall be permitted to merge with or into the Company, provided that, among other things, the Company shall expressly assume upon any such merger, all of the obligations of Finance Co under the Notes and the Indenture;
          WHEREAS, Section 5.01 of the Indenture provides, among other things, that Merger Co shall be permitted to merge with or into Holdings, provided that, among other things, Holdings shall expressly assume upon any such merger, all of the obligations of the Merger Co under the Indenture, including its Note Guarantee;
          WHEREAS, Section 4.15 of the Indenture provides that the Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

          WHEREAS, Section 9.01 of the Indenture provides that the Trustee may, without the consent of the Holders of Notes, execute and deliver this supplemental indenture;
          WHEREAS, each of the Company, Holdings and the Subsidiary Guarantors has been duly authorized to enter into this Supplemental Indenture; and
          WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE II
REPRESENTATIONS OF THE COMPANY AND THE GUARANTORS
          Section 2.01 The Company represents and warrants to the Trustee as follows:
          (i) It is a Tennessee corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.
          (ii) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
          Section 2.02 Holdings represents and warrants to the Trustee as follows:
          (i) It is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (ii) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
          Section 2.03 Each of the Subsidiary Guarantors represents and warrants to the Trustee as follows:
          (i) It is duly organized, validly existing and in good standing under its jurisdiction of organization.
          (ii) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action.

          Section 2.04 Each of the Company and Holdings represents and warrants to the Trustee that upon the filing and acceptance for record of the Certificates of Merger by the Secretary of State of the State of Delaware and the Articles of Merger by the Secretary of State of the State of Tennessee, as applicable (in each case, the “Merger Effective Time”), each Merger will be effective in accordance with the terms of the Merger Agreement, Delaware law and Tennessee law, as applicable.
ARTICLE III
ASSUMPTION AND AGREEMENTS OF SUCCESSOR
          Section 3.01 In accordance with Sections 5.01 and 9.01 of the Indenture, the Company hereby expressly assumes all of the obligations of Finance Co under the Notes and the Indenture and shall assume all of Finance Co’s obligations under the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement. The Company hereby confirms that it shall, concurrently with its execution of this Supplemental Indenture, enter into a joinder to the Registration Rights Agreement whereby it shall assume the obligations of Finance Co under the Registration Rights Agreement, enter into a joinder to the Intercreditor Agreement whereby it shall assume the obligations of Finance Co under the Intercreditor Agreement, enter into a joinder to the Security Agreement whereby it shall assume the obligations of Finance Co under the Security Agreement, and enter into a Trademark Security Agreement pursuant to its obligations under the Security Agreement.
          Section 3.02 The Company shall succeed to, and be substituted for (and the provisions of the Indenture referring to “Finance Co” and the “Issuer” shall refer to the Company and not to Finance Co), and may exercise every right and power of, Finance Co under the Indenture and the Notes with the same force and effect as if the Company had originally been named as “Issuer” in the Indenture and the Notes.
          Section 3.03 In accordance with Sections 5.01 and 9.01 of the Indenture, Holdings hereby expressly assumes all of the obligations of Merger Co under the Indenture and its Note Guarantee and shall assume all of Merger Co’s obligations under the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement. Holdings hereby confirms that its shall, concurrently with its execution of this Supplemental Indenture, enter into a joinder to the Registration Rights Agreement whereby it shall assume the obligations of Merger Co under the Registration Rights Agreement, enter into a joinder to the Intercreditor Agreement whereby it shall assume the obligations of Merger Co under the Intercreditor Agreement and enter into a joinder to the Security Agreement whereby it shall assume the obligations of Merger Co under the Security Agreement.
          Section 3.04 Holdings shall succeed to, and be substituted for (and the provisions of the Indenture referring to “Merger Co” and “Holdings” shall refer to Holdings and not to Merger Co), and may exercise every right and power of, Merger Co under the Indenture with the same effect as if Holdings had originally been named as “Merger Co” or “Holdings” or “Guarantor” in the Indenture. Holdings hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.
ARTICLE IV
ADDITIONAL GUARANTORS
          Section 4.01 The Subsidiary Guarantors hereby agree to be Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.

ARTICLE V MISCELLANEOUS
          Section 5.01 This Supplemental Indenture shall become effective as of the Merger Effective Time in respect of each Merger.
          Section 5.02 This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
          Section 5.03 Each of the Company, the Guarantors, the Trustee and the Collateral Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes or the transactions contemplated hereby or thereby.
          Section 5.04 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          Section 5.05 Except as expressly amended hereby, the Indenture, the Notes and the Note Guarantees are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
          Section 5.06 The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          Section 5.07 The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LOGAN’S ROADHOUSE, INC.
By
Name:
Title:

LRI HOLDINGS, INC.
By
Name:
Title:

LOGAN’S ROADHOUSE OF TEXAS, INC.
By
Name:
Title:

LOGAN’S ROADHOUSE OF KANSAS, INC.
By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

EXECUTION VERSION
SUPPLEMENTAL INDENTURE FOR MERGER
     This Supplemental Indenture (this “Supplemental Indenture”) is entered into as of October 4, 2010 by and among Logan’s Roadhouse, Inc., a Tennessee corporation (the “Company”), LRI Holdings, Inc., a Delaware corporation (“Holdings”), Logan’s Roadhouse of Texas, Inc. (“Logan’s Texas”), a Texas corporation and a wholly-owned subsidiary of the Company, Logan’s Roadhouse of Kansas, Inc., a Kansas corporation and a wholly-owned subsidiary of the Company (“Logan’s Kansas” and, together with Logan’s Texas, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with Holdings, the “Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below, and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), under the Indenture referred to below.
W I T N E S S E T H:
     WHEREAS, Roadhouse Financing Inc. (“Finance Co”), Roadhouse Merger Inc. (“Merger Co”), the Trustee and the Collateral Agent entered into that certain Indenture dated as of October 4, 2010 (the “Indenture”) and Finance Co issued pursuant to the Indenture an aggregate principal amount of $355.0 million of 10.75% Senior Secured Notes due 2017 (the “Notes”);
     WHEREAS, Merger Co, Holdings, Roadhouse Parent Inc. and LRI Acquisition, LLC have entered into the Agreement and Plan of Merger, dated as of August 27, 2010 (the “Merger Agreement”), which provides for the merger of Merger Co with and into Holdings (the “LRI Merger”), with Holdings continuing its existence under Delaware law, and, in connection therewith, the merger of Finance Co with and into the Company (the “ Finance Merger” and, together with the LRI Merger, the “Mergers”), with the Company continuing its existence under Tennessee law;
     WHEREAS, the Mergers shall become effective upon the filings of the Certificate of Merger of Roadhouse Merger Inc. with and into LRI Holdings, Inc. and the Certificate of Merger of Roadhouse Financing Inc. with and into Logan’s Roadhouse, Inc. (together, the “Certificates of Merger”) with the Secretary of State of the State of Delaware and the Articles of Merger of Roadhouse Financing Inc. with and into Logan’s Roadhouse, Inc. with the Secretary of State of the State of Tennessee;
     WHEREAS, Section 5.01 of the Indenture provides, among other things, that Finance Co shall be permitted to merge with or into the Company, provided that, among other things, the Company shall expressly assume upon any such merger, all of the obligations of Finance Co under the Notes and the Indenture;
     WHEREAS, Section 5.01 of the Indenture provides, among other things, that Merger Co shall be permitted to merge with or into Holdings, provided that, among other things, Holdings shall expressly assume upon any such merger, all of the obligations of the Merger Co under the Indenture, including its Note Guarantee;
     WHEREAS, Section 4.15 of the Indenture provides that the Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);
     WHEREAS, Section 9.01 of the Indenture provides that the Trustee may, without the consent of the Holders of Notes, execute and deliver this supplemental indenture;

     WHEREAS, each of the Company, Holdings and the Subsidiary Guarantors has been duly authorized to enter into this Supplemental Indenture; and
     WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent hereby agree as follows:
DEFINITIONS
1.1	Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE II
REPRESENTATIONS OF THE COMPANY AND THE GUARANTORS
      2.1 The Company represents and warrants to the Trustee as follows:
     (a) It is a Tennessee corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.
     (b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
2.2	Holdings represents and warrants to the Trustee as follows:
     (a) It is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
     2.3 Each of the Subsidiary Guarantors represents and warrants to the Trustee as follows:
     (a) It is duly organized, validly existing and in good standing under its jurisdiction of organization.
     (b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action.

     2.4 Each of the Company and Holdings represents and warrants to the Trustee that upon the filing and acceptance for record of the Certificates of Merger by the Secretary of State of the State of Delaware and the Articles of Merger by the Secretary of State of the State of Tennessee, as applicable (in each case, the “Merger Effective Time”), each Merger will be effective in accordance with the terms of the Merger Agreement, Delaware law and Tennessee law, as applicable.
ARTICLE III
ASSUMPTION AND AGREEMENTS OF SUCCESSOR
     3.1 In accordance with Sections 5.01 and 9.01 of the Indenture, the Company hereby expressly assumes all of the obligations of Finance Co under the Notes and the Indenture and shall assume all of Finance Co’s obligations under the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement. The Company hereby confirms that it shall, concurrently with its execution of this Supplemental Indenture, enter into a joinder to the Registration Rights Agreement whereby it shall assume the obligations of Finance Co under the Registration Rights Agreement, enter into a joinder to the Intercreditor Agreement whereby it shall assume the obligations of Finance Co under the Intercreditor Agreement, enter into a joinder to the Security Agreement whereby it shall assume the obligations of Finance Co under the Security Agreement, and enter into a Trademark Security Agreement pursuant to its obligations under the Security Agreement.
     3.2 The Company shall succeed to, and be substituted for (and the provisions of the Indenture referring to “Finance Co” and the “Issuer” shall refer to the Company and not to Finance Co), and may exercise every right and power of, Finance Co under the Indenture and the Notes with the same force and effect as if the Company had originally been named as “Issuer” in the Indenture and the Notes.
     3.3 In accordance with Sections 5.01 and 9.01 of the Indenture, Holdings hereby expressly assumes all of the obligations of Merger Co under the Indenture and its Note Guarantee and shall assume all of Merger Co’s obligations under the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement. Holdings hereby confirms that its shall, concurrently with its execution of this Supplemental Indenture, enter into a joinder to the Registration Rights Agreement whereby it shall assume the obligations of Merger Co under the Registration Rights Agreement, enter into a joinder to the Intercreditor Agreement whereby it shall assume the obligations of Merger Co under the Intercreditor Agreement and enter into a joinder to the Security Agreement whereby it shall assume the obligations of Merger Co under the Security Agreement.
     3.4 Holdings shall succeed to, and be substituted for (and the provisions of the Indenture referring to “Merger Co” and “Holdings” shall refer to Holdings and not to Merger Co), and may exercise every right and power of, Merger Co under the Indenture with the same effect as if Holdings had originally been named as “Merger Co” or “Holdings” or “Guarantor” in the Indenture. Holdings hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.

ARTICLE IV
ADDITIONAL GUARANTORS
     4.1 The Subsidiary Guarantors hereby agree to be Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.
ARTICLE V MISCELLANEOUS
     5.1 This Supplemental Indenture shall become effective as of the Merger Effective Time in respect of each Merger.
     5.2 This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     5.3 Each of the Company, the Guarantors, the Trustee and the Collateral Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes or the transactions contemplated hereby or thereby.
     5.4 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     5.5 Except as expressly amended hereby, the Indenture, the Notes and the Note Guarantees are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
     5.6 The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     5.7 The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LOGAN’S ROADHOUSE, INC.
By	/s/ George T. Vogel
	Name:	George T. Vogel
	Title:	President & CEO

LRI HOLDINGS, INC.
By	/s/ Amy Bertauski
	Name:	Amy Bertauski
	Title:	CFO

LOGAN’S ROADHOUSE OF TEXAS, INC.
By	/s/ Amy Bertauski
	Name:	Amy Bertauski
	Title:	Asst. Treasurer

LOGAN’S ROADHOUSE OF KANSAS, INC.
By	/s/ Robert Effner
	Name:	Robert Effner
	Title:	Secretary
SUPPLEMENTAL INDENTURE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[SIGNATURE PAGE]
[SUPPLEMENTAL INDENTURE FOR MERGER]